SECURITIES PURCHASE AGREEMENT

dated as of July 7, 2010

between

SUN BANCORP, INC.

and

Maycomb Holdings II, LLC

Maycomb Holdings III, LLC

Siguler Guff Distressed Opportunities Fund IV, LP

Siguler Guff Distressed Opportunities Fund IV (T), LP

TABLE OF CONTENTS

		Page

ARTICLE I Purchase; Closings		2

1.1	Purchase	2
1.2	Closings	2
1.3	Second Closing Adjustments	7

ARTICLE II Representations and Warranties		9

2.1	Disclosure	9
2.2	Representations and Warranties of the Company	10
2.3	Representations and Warranties of the Investor	31

ARTICLE III Covenants		33

3.1	Filings; Other Actions	33
3.2	Expenses	35
3.3	Access, Information and Confidentiality	36
3.4	Conduct of the Business	36
3.5	Reasonable Efforts	37
3.6	Company Forbearances	37
3.7	Shareholder Litigation	39

ARTICLE IV Additonal Agreements		39

4.1	No Rights Agreement	39
4.2	Governance Matters	39
4.3	Legend	40
4.4	Certain Transactions	41
4.5	Indemnity	41
4.6	Registration Rights	44
4.7	Gross-Up Rights	56
4.8	Anti-Takeover Matters; Takeover Laws; No Rights Triggered	58
4.9	Additional Regulatory Matters	59
4.11	MFN Provision	60
4.12	Corporate Opportunities	60
4.13	Transfer Restrictions	61
4.14	Standstill	63

ARTICLE V Termination		63

5.1	Termination	62
5.2	Effects of Termination	63
5.3	Second Closing Termination	63

-ii-

ARTICLE VI Miscellaneous		63

6.1	Survival	63
6.2	Amendment	63
6.3	Waivers	63
6.4	Counterparts and Facsimile	64
6.5	Governing Law	64
6.6	Waiver of Jury Trial	64
6.7	Notices	64
6.8	Entire Agreement, Etc.	66
6.9	Other Definitions	66
6.10	Captions	67
6.11	Severability	67
6.12	No Third-Party Beneficiaries	68
6.13	Public Announcements	68
6.14	Specific Performance	68

-iii-

LIST OF EXHIBITS

Exhibit A:	Form of Series B Certificate
Exhibit B	Form of Opinion of Counsel
Exhibit C	Form of Officer’s Certificate from the Company
Exhibit D	Investor Term Sheet

-iv-

INDEX OF DEFINED TERMS

Affiliate	67	ERISA	23
Agency	29	ERISA Affiliate	23
Agreement	1	ERISA Plan	23
Annual Meeting	42	Exchange Act	16
Article XIII	60	Expense Reimbursement Deadline	36
Beneficial Owner	68	FDIC	12
Beneficial Ownership	68	First Closing	2
Beneficially Own	68	First Closing Approvals	4
Benefit Plan	23	First Closing Date	2
BHC Act	2	GAAP	15
Board Observer	41	Governmental Entity	3
Board of Directors	5	Hazardous Substance	26
Burdensome Condition	61	her	68
Business Combination	9	herein	68
Business Combination Exemption		hereof	68
Resolution	59	hereunder	68
business day	68	him	68
Bylaws	1	his	68
CBC Act	2	Holder	55
Certificate of Incorporation	1	Holders’ Counsel	56
Change in Control	8	include	68
Charter	1	included	68
Code	23	includes	68
Common Shares	1	including	68
Common Stock	1	Incumbent Directors	9
Company	1	Indemnified Party	43
Company 10-K	12	Indemnifying Party	43
Company Bank	39	Indemnitee	53
Company Financial Statements	15	Information	36
Company Preferred Stock	12	Initial Purchase Price	2
Company Reports	15	Initial Purchased Shares	2
Company Restricted Stock	12	Insurer	30
Company Significant Agreement	19	Intellectual Property	27
Company Stock Option	12	Investor	1
Company Stock Option Plans	12	Investor\Brown Agreement	5
Company Subsidiaries	11	IRS	17
Company Subsidiary	11	it	68
Company’s knowledge	68	IT Assets	27
control	68	its	68
controlled by	68	knowledge of the Company	68
Conversion Shares	3	Liens	11
Covered Persons	60	Loan Investor	30
De Minimis Claim	44	Loans	28
Disclosure Schedule	10	Losses	43, 45
Environmental Law	26	Material Adverse Effect	10

-v-

Meeting End Date	35	SEC	11
NASDAQ	4	Second Closing	2
New Jersey Secretary	1	Second Closing Date	3
New Security	57	Second Closing Termination	64
NJBCA	26, 60	Second Closing Termination Date	64
OCC Agreement	5	Second Purchase Price	3
Other Private Placements	1	Securities	1
Other Securities Purchase Agreements	1	Securities Act	16
Parent Corporation	9	Selling Expenses	57
Pending Underwritten Offering	57	Series B Certificate	1
Pension Plan	23	Series B Preferred Shares	1
Permitted Liens	17	Series B Preferred Stock	1
Permitted Transferee	62	Shareholder Approvals	14
person	68	Shareholder Litigation	39
Piggyback Registration	47	Shelf Registration Statement	46
Plan Asset Regulations	61	Special Registration	47
Pool	29	subsidiary	67
Pre-Closing Period	37	Surviving Corporation	9
Previously Disclosed	10	Takeover Law	26
Purchase Price	3	Tax	18
Register	56	Tax Return	18
registered	56	Taxes	18
Registrable Securities	56	Threshold Amount	44
registration	56	Transaction Documents	1
Registration Deadline	46	Transaction Expenses	36
Registration Expenses	56	Transfer	62
Regulatory Action	28	under common control with	68
Rule 144	56	Unlawful Gains	22
Rule 144A	56	VCOC	61
Rule 158	56	VCOC Investor	61
Rule 159A	56	Voting Agreement	1
Rule 405	56	Voting Debt	13
Rule 415	56	without limitation	68
Scheduled Black-out Period	57

-vi-

SECURITIES PURCHASE AGREEMENT, dated as of July 7, 2010 (this "Agreement"), between Sun Bancorp, Inc., a New Jersey corporation (the "Company"), and Maycomb Holdings II, LLC, Maycomb Holdings III, LLC, Siguler Guff Distressed Opportunities Fund IV, LP, and Siguler Guff Distressed Opportunities Fund IV (T), LP (collectively, the "Investors").

RECITALS:

A.   The Investment.  The Company intends to sell to the Investors, and the Investors severally intend to purchase from the Company, as an investment in the Company, the securities as described herein.  The securities to be purchased at the first closing are 720,500 shares of common stock, par value $1.00 per share, of the Company (the "Common Stock" or "Common Shares").  The securities to be purchased at the second closing, subject to adjustment as of the date of the second closing in accordance with the terms hereof, are 16,942 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B, par value $1.00 per share, of the Company, having the terms set forth on Exhibit A (the "Series B Preferred Stock" or "Series B Preferred Shares").

B.   The Securities.  The term "Securities" refers collectively to (i) the shares of Common Stock and Series B Preferred Stock purchased under this Agreement and (ii) any securities (including shares of Common Stock) into which any of the foregoing are converted, exchanged or exercised in accordance with the terms thereof and this Agreement.  When issued, the Series B Preferred Stock will have the designations, relative rights, preferences and limitations set forth in the certificate of amendment, substantially in the form attached as Exhibit A (the "Series B Certificate"), made a part of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), by filing the Series B Certificate with the Secretary of State of the State of New Jersey (the "New Jersey Secretary").

C.   Additional Private Placements.  Concurrently with the first closing and second closing hereunder, the Company has agreed to sell Common Shares and Preferred Shares, respectively, in private placements to the other investors listed in Section 1.2(a) of the Disclosure Schedule (the "Other Private Placements") under separate securities purchase agreements (the "Other Securities Purchase Agreements").

D.   Transaction Documents.  The term "Transaction Documents" refers to this Agreement, the Other Securities Purchase Agreements, the Series B Certificate and the Investor Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1   Purchase.  On the terms and subject to the conditions set forth herein, the Investors will severally purchase from the Company, and the Company will issue and sell to the Investors, a number of shares of Common Stock and Series B Preferred Stock as set forth herein.

1.2   Closings.  The transactions contemplated hereby will occur over two closings.

(a)   First Closing.

    (1)   Subject to the satisfaction (or, where permissible, waiver) of the conditions to closing set forth in Section 1.2 (c), the first closing (the "First Closing") shall take place at a time and date as shall be agreed upon by the parties hereto, but in no event later than the third business day after the date of satisfaction or waiver of the last of the conditions specified in Section 1.2(c),  by delivery by facsimile of any documents required to be delivered pursuant to this Agreement to consummate the First Closing, to the offices of Malizia Spidi & Fisch, PC located at 1227 25th Street, N.W., Washington, D.C.  20037, or such other date or location as agreed by the parties in writing.  The date of the First Closing is referred to as the "First Closing Date."

    (2)    Subject to the satisfaction of the conditions described in Section 1.2(c), at the First Closing, the Company will deliver to each Investor one or more certificates bearing the appropriate legends herein provided for and free and clear of all Liens representing 720,500 shares of Common Stock (the "Initial Purchased Shares") against payment by each Investor of its pro rata share of the $2,882,000 (the "Initial Purchase Price") by wire transfer of immediately available United States funds to a bank account designated by the Company; provided, that if the Initial Purchased Shares would cause the Investors or their Affiliates to be deemed for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended (the "CBC Act"), to own 10% or more of the outstanding shares of any class of voting securities of the Company or to otherwise control the Company, then the Investors shall severally purchase the highest number of shares of Common Stock at a purchase price of $4.00 per share (and the Initial Purchase Price shall be reduced accordingly) such that the Investors will not be deemed for purposes of the BHC Act or the CBC Act to own 10% or more of any class of voting securities of the Company or to otherwise control the Company.  Any determinations under the proviso of the immediately preceding sentence shall take into account the appropriate regulatory treatment of convertible securities.

(b)   Second Closing.

    (1)    Subject to the satisfaction (or, where permissible, waiver) of the conditions to closing set forth in Section 1.2(d), the second closing (the "Second

Closing") shall take place at a time and date as shall be agreed upon by the parties hereto, but in no event later than the tenth business day after the date of satisfaction or waiver of the last of the conditions specified in Section 1.2(d), by delivery by facsimile of any documents required to be delivered pursuant to this Agreement to consummate the First Closing, to the offices of Malizia Spidi & Fisch, PC located at 1227 25th Street, N.W., Washington, D.C.  20037, or such other date or location as agreed by the parties in writing.  The date of the Second Closing is referred to as the "Second Closing Date."

    (2)   Subject to the satisfaction of the conditions described in Section 1.2(d), at the Second Closing, the Company will deliver to the Investors one or more certificates bearing the appropriate legends herein provided for and free and clear of all Liens representing 16,942 shares of Series B Preferred Stock against payment by each Investor of its pro rata share of $16,942,000 (the "Second Purchase Price" and together with the Initial Purchase Price, the "Purchase Price") by wire transfer of immediately available United States funds to a bank account designated by the Company; provided that if the Common Shares issued at the First Closing and the shares of Common Stock issuable upon the conversion of the Series B Preferred Shares (the "Conversion Shares") would cause the Investors or their Affiliates to be deemed for purposes of the BHC Act to own 10% or more of the outstanding shares of any class of voting securities of the Company or to otherwise control the Company, then the number of Series B Preferred Shares to be purchased at the Second Closing shall be reduced to the highest number of Series B Preferred Shares at a purchase price per share of $1,000 (and the Second Purchase Price and the Purchase Price shall be reduced accordingly) such that the Investors will not be deemed for purposes of the BHC Act to own 10% or more of the outstanding shares of any class of voting securities of the Company or to otherwise control the Company.  Any determinations under the proviso of the immediately preceding sentence shall take into account the appropriate regulatory treatment of convertible securities.

(c)   Conditions to First Closing.

    (1)   The obligation of the Investors to consummate the First Closing is subject to the fulfillment prior to or contemporaneously with the First Closing of each of the following conditions:

    (i)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the First Closing or shall prohibit or restrict the Investors or their Affiliates from owning, voting, or, subject to the receipt of the Shareholder Approvals (defined below), converting or exercising, any securities of the Company in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency, or governmental or regulatory authority or instrumentality, whether federal, state, local or foreign, or any industry self-regulatory organization (each, a "Governmental Entity") or third party seeking to effect any of the foregoing;

    (ii)   the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the First Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date);

    (iii)   the Company shall have performed all obligations required to be performed by it at or prior to or contemporaneously with the First Closing under this Agreement;

    (iv)   since the date hereof, there shall not have occurred any circumstance, event, change, development or effect that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Company Bank;

     (v)   the Company shall receive gross proceeds from the sale of Common Shares pursuant to this Agreement and the Other Securities Purchase Agreements of an aggregate amount of $18,691,000 from the investors listed in Section 1.2(a) of the Disclosure Schedule, contemporaneously with the First Closing, and all of such proceeds, other than (A) amounts used to reimburse the Investors for their out-of-pocket fees and expenses pursuant to Section3.2 of this Agreement and (B) amounts to pay expenses of the Company related to the shareholders' meeting to be held in connection with the Shareholder Approvals and the transactions contemplated by the Transaction Documents shall be contributed as capital to the Company Bank;

    (vi)   the Company shall have reimbursed the Investors for an amount equal to $150,000 in respect of the out-of-pocket fees and expenses incurred by the Investors in connection with the transactions contemplated hereby;

    (vii)   counsel for the Company shall have delivered to the Investors their written opinion, dated the First Closing Date, in the form set forth in Exhibit B hereto, in form and substance satisfactory to the Investors;

    (viii)   the Company shall have delivered to the Investors a duly executed Officer's Certificate in the form set forth in Exhibit C hereto;

    (ix)   the Company shall have caused the shares of Common Stock issuable at the First Closing, as well as the Conversion Shares, to be approved for listing on the NASDAQ Global Select Market ("NASDAQ"), subject to official notice of issuance;

    (x)   the Company and the Investors shall have made or obtained any application, notice, filing, approval, consent, non-objection, or exemption as may be required to, from, or by any Governmental Entity in order to consummate the transactions contemplated by the Transaction Documents to be completed at the First Closing, including, without limitation, submission by the Investors of customary passivity commitments to the Federal Reserve and, to the extent requested by the Investors, the concurrence of Federal Reserve staff that neither the Investors nor their Affiliates will control the Company for purposes of the CBC Act or BHC Act or otherwise be required to become a bank holding company (collectively, the "First Closing Approvals");

    (xi)   the Investors shall have determined, in their reasonable good faith judgment, that consummation of the transactions contemplated by the Transaction Documents would not result in a Burdensome Condition;

    (xii)   no law, rule, regulation, policy, order, guideline or regulatory interpretation, other than the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall have been enacted, issued, implemented or modified after the date hereof that would, in the reasonable and good faith judgment of the Investors, materially and adversely affect the anticipated benefits or burdens of the transactions contemplated herein;

    (xiii)   except as Previously Disclosed, no Regulatory Action shall have been threatened in writing or issued by any Governmental Entity with regulatory authority over the Company and its subsidiaries and neither the Company nor the Company Bank shall have entered into an agreement with respect to or otherwise consented to a Regulatory Action;

    (xiv)   except as Previously Disclosed, the Company Bank shall be in compliance with the Agreement by and between the Company Bank and the Office of the Comptroller of the Currency, dated April 15, 2010 (the "OCC Agreement"), in all material respects, and after giving effect to the investment to be made hereunder at the First Closing and the investments pursuant to the Other Securities Purchase Agreements, the Company Bank's regulatory capital ratios shall meet or exceed the requirements set forth in the OCC Agreement;

    (xv)   each of WLR SBI Acquisition Co, LLC, Bernard A. Brown, Sidney R. Brown, Ike Brown, Jeffrey S. Brown, Anne Koons and any of their respective Affiliates owning shares of the Company's capital stock shall have entered into an agreement with the Investor, substantially on the terms set forth on Exhibit D, in a form acceptable to the Investor; and

    (xvi)   at Closing, the Company will deliver a certificate of the Chief Executive Officer or the Chief Financial Officer certifying compliance with each of the above conditions and upon the request of the Investors shall provide sufficient detail that the Investors may verify compliance.

    (2)   The obligation of the Company to consummate the First Closing is subject to the fulfillment prior to or contemporaneously with the First Closing of each of the following conditions:

    (i)   the representations and warranties of the Investors set forth in Section 2.3 of this Agreement shall be true and correct in all respects as of the date hereof and as of the First Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date);

    (ii)   the Company and the Investors shall have obtained the approvals and authorizations of, filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, required to consummate the First Closing;

    (iii)   each Investor shall have performed all obligations required to be performed by it at or prior to the First Closing under this Agreement; and

    (iv)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the First Closing and no lawsuit shall have been commenced by any Governmental Entity seeking to effect any of the foregoing.

(d)   Conditions to Second Closing.

    (1)   The obligation of the Investors to consummate the Second Closing is subject to the fulfillment prior to or contemporaneously with the Second Closing of each of the following conditions:

    (i)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Second Closing or shall prohibit or restrict the Investors or their Affiliates from owning, voting, or, subject to the receipt of the Shareholder Approvals, converting or exercising, any securities of the Company in accordance with the terms thereof and no lawsuit shall have been commenced by any Governmental Entity or third party seeking to effect any of the foregoing;

    (ii)   the Company shall have performed all obligations required to be performed by it at or prior to or contemporaneously with the Second Closing under this Agreement;

    (iii)   the Series B Certificate shall have been filed with the New Jersey Secretary and shall be in full force and effect;

    (iv)   the Company and the Investors shall have made or obtained any application, notice, filing, approval, consent, non-objection, or exemption as may be required to, from, or by any Governmental Entity in order to consummate the transactions contemplated by the Transaction Documents to be completed at the Second Closing, including, without limitation, notice and non-objection of the Federal Reserve pursuant to the CBC Act and the concurrence of Federal Reserve staff that neither the Investors nor their Affiliates will control the Company for purposes of the BHC Act, the CBC Act or otherwise be required to become a bank holding company;

    (v)   the Investors shall have determined in their reasonable good faith judgment that consummation of the transactions contemplated by the Transaction Documents would not result in a Burdensome Condition;

    (vi)   no law, rule, regulation, policy, order, guideline or regulatory interpretation, other than the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall have been enacted, issued, implemented or modified after the First Closing Date that would, in the reasonable and good faith judgment of the Investors, materially and adversely affect the anticipated benefits or burdens of the transactions contemplated herein;

    (vii)   the Company shall have reimbursed the Investors for all Transaction Expenses, subject to a maximum aggregate expense reimbursement to the Investors in respect of the Transaction Expenses (including any amounts paid at the First Closing and, if applicable, the Expense Reimbursement Deadline) of $450,000; and

    (viii)   the Company shall receive gross proceeds from the sale of Series B Preferred Shares pursuant to this Agreement and the Other Securities Purchase Agreements of an aggregate amount of $82,026,000 from the investors listed in Section 1.2(a)(1) of the Disclosure Schedule, contemporaneously with the Second Closing, and an amount of such proceeds necessary for the Company Bank to maintain a pro forma total risk based capital ratio of 12% shall be contributed as capital to the Company Bank.

    (2)   The obligation of the Company to consummate the Second Closing is subject to the fulfillment prior to or contemporaneously with the Second Closing of each of the following conditions:

    (i)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Second Closing and no lawsuit shall have been commenced by any Governmental Entity seeking to effect any of the foregoing;

    (ii)   each Investor shall have performed all obligations required to be performed by it at or prior to or contemporaneously with the Second Closing under this Agreement; and

    (iii)   the Company and the Investors shall have obtained the approvals and authorizations of, filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, required to consummate the Second Closing.

1.3   Second Closing Adjustments.

(a)   In the event that, at or prior to the Second Closing, there occurs any transaction that would result in any adjustment or give rise to any right under Section 10 of the

Series B Certificate with respect to Series B Preferred Stock, if the Series B Certificate had been filed with the State of New Jersey and was in full force and effect, then at the Investors’ option, which may be exercised in the Investors’ sole discretion, the number of shares of Series B Preferred Stock to be issued to the Investors at the Second Closing under this Agreement shall be equitably adjusted and/or the shares of Series B Preferred Stock to be issued to the Investors at the Second Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investors with substantially the same economic benefit as the Investors would have had if the Series B Certificate had been filed with the State of New Jersey and were in full force and effect and the Investors had held Series B Preferred Stock at the time of the applicable transaction.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.

(b)   Notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Investors (in a form that is reasonably satisfactory to the Investors) that the terms of this Agreement, including this Section 1.3, shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary.  For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs prior to the Second Closing, the Investors shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this Agreement, the securities to be acquired at the Second Closing (or such shares of stock or other securities or property (including cash) into which such securities may have become exchangeable as a result of such Change in Control), as if the Second Closing had occurred immediately prior to such Change in Control.

    (1)   "Change in Control" means, with respect to the Company, the occurrence of any one of the following events:

    (i)   any person is or becomes a Beneficial Owner (other than the Investors and their Affiliates), directly or indirectly, of 50% or more of the aggregate number of the voting securities of the Company; provided, however, that the event described in this paragraph (i) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of the Company Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of the Company Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 50% of the then outstanding voting securities of the Company, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

    (ii)   the event described in paragraph (i) above in this definition of "Change in Control" (substituting all references to 50% in such clause for "24.9%"), and in connection with such event, individuals who, on the date of this Agreement, constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of paragraph (iii) below with respect to such Business Combination or this paragraph in the case of a contested election);

    (iii)   the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company's shareholders (a "Business Combination");

    (iv)   the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets; or

    (v)   the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in paragraphs (i) through (iv) of this definition.

ARTICLE II

Representations and Warranties
2.1   Disclosure.

(a)   On or prior to the date of this Agreement, the Company delivered to the Investors a schedule ("Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 or to one or more of its covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(b)   "Material Adverse Effect" means, with respect to the Investors, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or liabilities, management or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole, or (2) would or would reasonably be expected to materially impair the ability of either the Investors or the Company, respectively, to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investors, (C) changes, after the date hereof, in the market price or trading volumes of the Common Stock or the Company's other securities (but not the underlying causes of such changes); (D) proposed changes or changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (E) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to "earnings drivers") for any period ending on or after December 31, 2009 (but not the underlying causes of such failure), and (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism; except, with respect to any one or more of clauses (A), (D), (E) and (G), to the extent that the effects of such changes have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.

(c)   "Previously Disclosed" with regard to the Company (1) means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision and (2) includes information publicly disclosed by the Company in the Company Reports filed by it with or furnished to the U.S. Securities and Exchange Commission (the "SEC") on or after January 1, 2010, including amendments thereto filed prior to the date hereof, and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" or any other disclaimers that are non-specific or statements that are predictive or forward-looking in nature, and any exhibits thereto and documents incorporated by reference therein).

2.2   Representations and Warranties of the Company.  Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the First Closing Date (except to the extent made only as of a specified date, in which case as of such date) to the Investors that:

(a)   Organization and Authority.  The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company is duly registered as a bank holding company under the BHC Act.  The Company has furnished or made available to the Investors, prior to the date hereof, true, correct and complete copies of the Certificate of Incorporation and the Company's bylaws, in each case as amended through the date of this Agreement.

(b)   Company's Subsidiaries.  The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a "Company Subsidiary" and, collectively, the "Company Subsidiaries").  All shares of the outstanding capital stock of each of the Company Subsidiaries are owned directly or indirectly by the Company.  No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock.  All of the issued and outstanding shares of capital stock (or equivalent interests of entities other than corporations) of each of the Company Subsidiaries are duly authorized and validly issued, fully paid and, subject to 12 U.S.C. 55 (solely with respect to the Company Bank), nonassessable and are owned, directly or indirectly, by the Company free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind ("Liens") with respect thereto. Neither the Company nor any of the Company Subsidiaries is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of any Company Subsidiary.  Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect on the Company.  Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.  The Company Bank is duly organized and validly existing as a national bank and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.  The Company has furnished or made available to the Investors, prior to the date hereof, true, correct and complete copies of the articles of association and bylaws of the Company Bank as amended through the date of this Agreement.

(c)   Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock").  As of June 30, 2010, there were 23,482,136 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding.  From the date of this Agreement through the Second Closing Date, except pursuant to the Transaction Documents and the transactions contemplated hereby and thereby, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock (other than shares issued upon the exercise of Company Stock Options outstanding on the date of this Agreement and disclosed in the Company's Disclosure Schedule), (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock.  As of the date hereof, there are (i) outstanding stock options issued under the Company's 1997 Stock Option Plan, as amended and restated prior to the date hereof and as filed as exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2009 (the "Company 10-K"), 2002 Stock Option Plan as filed as exhibit 10.3 to the Company 10-K, 2004 Stock-Based Incentive Plan, as amended and restated prior to the date hereof and as filed as exhibit 10.4 to the Company 10-K and other stock option plans from prior acquisitions for the Company (together, the "Company Stock Option Plans") to purchase an aggregate of 2,274,375 shares of the Common Stock (each, a "Company Stock Option"), (ii) an aggregate of 230,785 shares of restricted stock ("Company Restricted Stock") outstanding under the Company Stock Option Plans and (iii)  1,024,391 shares of the Common Stock reserved for issuance under the Company Stock Option Plans and the Employee Stock Purchase Plan and the Director Stock Purchase Plan.  Other than in respect of awards outstanding under or pursuant to the Company Stock Option Plans, no shares of Common Stock or Company Preferred Stock are reserved for issuance.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Each Company Stock Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date on or after the date on which the Board of Directors or compensation committee of the Board of Directors actually awarded such Company Stock Option.  Neither the Company nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote ("Voting Debt") are issued and outstanding.  Except as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).  The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions that have been declared, set aside, made or paid to the shareholders of the Company since that date.

(d)   Authorization.

    (1)   The Company has the corporate power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party and, subject to obtaining the Shareholder Approvals (solely with respect to the conversion of the Series B Preferred Stock), to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Securities in accordance with the terms of this Agreement and the increase in the authorized shares of the Company, have been duly authorized by the affirmative vote of at least a majority of the directors on the Board of Directors.  This Agreement and the Other Securities Purchase Agreements have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investors and the Other Securities Purchase Agreements by all investors party thereto, are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other corporate proceedings or approvals or authorizations by the Company of the Company shareholders are necessary for the execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated hereby and thereby, except for the receipt of the Shareholder Approvals necessary to permit the conversion of the Series B Preferred Stock.  The only vote of the shareholders of the Company required to approve (i) the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares and (ii) the issuance of Common Shares and Conversion Shares for purposes of rule 5635 of NASDAQ's listing rules to the Investors and the investors participating in the Other Private Placements is a majority of the votes cast on such proposal (such shareholder approvals, the "Shareholder Approvals").  All shares of Common Stock owned by the shareholders party to the voting agreement, listed in Section 2.2(b) of the Disclosure Schedule, as of the date hereof are eligible to be voted at any meeting of the shareholders of the Company called to consider the Shareholder Approvals on the matters which are the subject of such meeting.  The Board of Directors has resolved that the transactions contemplated hereby and by the Other Securities Purchase Agreements are in the best interests of shareholders of the Company and has determined to unanimously recommend (other than the abstentions of Thomas X. Geisel, Bernard A. Brown, Sidney R. Brown, Anne E. Koons, Ike Brown and Jeffrey S. Brown to the extent they are members of the Board of Directors) to the shareholders the approval of the actions with respect to the Shareholder Approvals.

    (2)   Neither the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions of any of the foregoing, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) its Certificate of Incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches that are not material to the Company, individually or in the aggregate.

    (3)   Other than the securities or blue sky laws of the various states and the filings, notices, approvals or clearances required under federal or state banking laws, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

(e)   Knowledge as to Conditions.  Except as Previously Disclosed, as of the date of this Agreement, the Company knows of no reason relating to the Company or any Company Subsidiary why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(f)   Financial Statements.  The Company has previously made available to the Investors copies of (i) the consolidated balance sheets of the Company as of December 31, 2009 and 2008 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 2009, together with the notes thereto, certified by Deloitte & Touche LLP and included in the Company 10-K, as filed with the SEC, and (ii) the unaudited consolidated balance sheets of the Company as of March 31, 2010 and related consolidated statements of income, shareholders' equity and cash flows for the period then ended, included in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2010 (collectively, the "Company Financial Statements").  The Company Financial Statements, and the financial statements to be filed by the Company with the SEC after the date of this Agreement, (1) have been or will be prepared from, and are or will be in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied or will comply, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been or will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis and (4) present or will present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in shareholders' equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(g)   Reports.

    (1)   Since December 31, 2007, the Company and each Company Subsidiary have filed all reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the "Company Reports") and have paid all fees and assessments due and payable in connection therewith.  As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be.  As of the date of this Agreement, except as set forth in Section 2.2(g) of the Disclosure Schedule, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report.  The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, or any successor statute (the "Exchange Act").  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  There are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, when next due.

    (2)   The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom).  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.  The Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  Since December 31, 2007, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Company Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company or any of the Company Subsidiaries.

(h)   Properties and Leases.  Except for any Permitted Liens, the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company's consolidated balance sheet as of December 31, 2009 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business.  For purposes of this Agreement, "Permitted Liens" means (i) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.  Except as would not be expected to have a Material Adverse Effect, all leases of real property and all other leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(i)   Taxes.

    (1)   Each of the Company and the Company Subsidiaries has filed all federal, state, county, local and foreign material Tax Returns required to be filed by it and all such Tax Returns are accurate and complete in all material respects, and paid all material Taxes owed by it and no material Taxes owed by it or assessments received by it are delinquent.  The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2006, and for all fiscal years prior thereto, are for the purposes of audit by the Internal Revenue Service (the "IRS") closed because of the expiration of the statutory period of limitations, and no claims for additional Taxes for such fiscal years are pending.  Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver.  Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company's knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies and no material deficiencies have been proposed by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or for which reserves adequate in accordance with GAAP have not been provided.  To the knowledge of the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.  Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under, any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary.  To the knowledge of the Company, neither the Company nor any Company Subsidiary has participated in any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law.  Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).  Neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.  The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Neither the Company nor any of the Company Subsidiaries has undergone an “ownership change” within the meaning of Code Section 382(g), and, after giving effect to the transactions contemplated by both the First Closing and the Second Closing, the Company shall not have undergone an “ownership change” within the meaning of Code Section 382(g).  For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the term

"Taxes") shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term "Tax Return" means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

(j)   Absence of Certain Changes.  Since December 31, 2009, the Company has not, and no Company Subsidiary has, made or declared any distribution or dividend in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock or other equity interests.  Since December 31, 2009, the business and operations of the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and there has not been:

    (1)   any circumstance, event, change, development or effect which, individually or in the aggregate with other circumstances, events, changes, developments or effects, has had or is reasonably likely to have a Material Adverse Effect on the Company;

    (2)   any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or any Company Subsidiary, whether or not covered by insurance; or

    (3)   any change in any method of accounting or accounting policies by the Company or any Company Subsidiary.

(k)   Commitments and Contracts.  The Company has Previously Disclosed or provided to the Investors or their representatives, including through the electronic data room, prior to the date hereof, true, correct, and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a "Company Significant Agreement"):

    (1)   any labor contract or agreement with any labor union;

    (2)   any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;

    (3)   any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business

(other than as may be required by law or applicable regulatory authorities); and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

    (4)   any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event, excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

    (5)   any real property lease and any other lease with annual rental payments aggregating $1,000,000 or more;

    (6)   other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $3,000,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

    (7)   any contract or arrangement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any "shrinkwrap" or "click through" license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or the Company Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of the Company Subsidiaries;

    (8)   any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

    (9)   any standstill or similar agreement pursuant to which the Company or any Company Subsidiary has agreed not to acquire assets or securities of another person;

    (10)   any contract that would prevent, delay or impede the Company's ability to consummate the transactions contemplated by this Agreement and the Other Securities Purchase Agreements;

    (11)   any contract providing for indemnification by the Company or any Company Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

    (12)   other than contracts relating to the ordinary course management of credit extensions and contracts relating to Other Real Estate Owned, any contract that contains a put, call, or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $250,000;

    (13)   any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former director, officer, employee or consultant;

    (14)   any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former director, officer, employee or consultant;

    (15)   any contract with any Governmental Entity that imposes any material obligation or restriction on the Company or the Company Subsidiaries;

    (16)   any contract relating to indebtedness of the Company for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, federal funds purchased, Federal Home Loan Bank advances, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for office equipment) in excess of $1,000,000, except for those issued in the ordinary course of business; and

    (17)   any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect.  The Company and each of the Company Subsidiaries, as applicable, are in compliance in all material respects with and have performed in all material respects all obligations required to be performed by them to date under each Company Significant Agreement.  Neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.  Consummation of the transactions contemplated by this Agreement will not place the Company or any of the Company Subsidiaries in breach or default of any Company Significant Agreement, or trigger any modification, termination or acceleration thereunder.  Other than as contemplated by the Other Securities Purchase Agreements, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person's immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand.

(l)   Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance, or sale of any of such Securities to be issued to the registration requirements of the Securities Act.

(m)   Litigation and Other Proceedings; No Undisclosed Liabilities.

    (1)   There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding against the Company or any Company Subsidiary that (A) involves a claim that is or that could be, if adversely determined, for damages in excess of $100,000, or (B) individually or in the aggregate, has prevented or materially impaired, or would reasonably be expected to prevent or materially impair, the ability of the Company to consummate the transactions contemplated hereby. Neither the Company nor any Company Subsidiary is subject to any injunction, order, judgment or decree, nor are there any proceedings with respect to the foregoing pending, or to the knowledge of the Company, threatened.

    (2)    Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since March 31, 2010 in the ordinary course of business consistent with past practice or pursuant to this Agreement.

(n)   Compliance with Laws.  Except as Previously Disclosed, the Company and each Company Subsidiary:

    (1)   is in compliance in all material respects with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable federal, state, local, or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including under (A) the laws and regulations implementing the Troubled Asset Relief Program, (B) the Sarbanes-Oxley Act of 2002, (C) the Equal Credit Opportunity Act, the Fair Housing Act, and other fair lending and anti-discrimination laws, (D) the Community Reinvestment Act, (E) the Home Mortgage Disclosure Act, (F) anti-money laundering, customer identification, know-your-customer and similar requirements, and (G) sanctions regimes implemented by the Office of Foreign Assets Control or any other Governmental Entity;

    (2)   has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect,  and all such filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

    (3)   to the knowledge of the Company, is not under investigation with respect to, nor has been threatened by any Governmental Entity to be charged with or given notice of any material violation of, all applicable federal, state, local, or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees; and

    (4)   has not, since January 1, 2007, nor has any other person on behalf of the Company or any Company Subsidiary that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws ("Unlawful Gains"), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains.

(o)   Labor.  Employees of the Company and the Company Subsidiaries are not and have never been represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary, nor have there been in the last three years.  Each of the Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

(p)   Company Benefit Plans.

    (1)   "Benefit Plan" means all employment agreements, employee benefit and compensation plans, programs, agreements, contracts, policies, practices, or other arrangements providing compensation or benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.  Each Benefit Plan is listed on Section 2.2(p)(1) of the Company's Disclosure Schedule.  True and complete copies of all Benefit Plans or descriptions thereof are listed on Section 2.2(p)(1) of the Company's Disclosure Schedule or have been made available to the Investors prior to the date hereof, including through the electronic data room. or have been filed with a Company Report.

    (2)   With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied in all material respects, and are now in material compliance with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended (the "Code") and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms.  None of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.  "ERISA Affiliate" means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries, would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

    (3)   Each Benefit Plan which is subject to ERISA (an "ERISA Plan") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS and nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code.  Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.  Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

    (4)   Neither the Company, any Company Subsidiary nor any ERISA Affiliate (x) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

    (5)   None of the execution and delivery of this Agreement, the issuance of Common Stock, nor the Shareholder Approvals or consummation of the transactions contemplated hereby or by the Other Securities Purchase Agreements, will, whether alone or in connection with another event, (i) constitute a "change in control" or "change of control" within the meaning of any Benefit Plan or result in any material payment or benefit (including without limitation severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, including, for the avoidance of doubt, the Company Stock Option Plans, (v) require the funding or increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

    (6)   As of the date hereof, there is no pending or, to the knowledge of the Company, threatened, litigation relating to the Benefit Plans.  Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries.

    (7)   There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(q)   Status of Securities.  Upon receipt of the Shareholder Approvals (other than with respect to the Initial Purchased Shares and the Series B Preferred Shares to be issued at the Second Closing, for which Shareholder Approvals are not required), the Securities to be issued pursuant to this Agreement and the Other Securities Purchase Agreements shall have been duly authorized by all necessary corporate action of the Company.  When issued and sold against receipt of the consideration therefor as provided in this Agreement and the Other Securities Purchase Agreements, such Securities will be validly issued, fully paid and nonassessable, and will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other shareholder of the Company, nor will such issuance result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company or any Company Subsidiary is a party.

(r)   Investment Company.  Neither the Company nor any of the Company Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940,

as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(s)   Risk Management; Derivatives.

    (1)   The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

    (2)   All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company's own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms.  Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(t)   Foreign Corrupt Practices and International Trade Sanctions.  Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(u)   Environmental Liability.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and each Company Subsidiary: (i) are in compliance with all applicable Environmental Laws; (ii) have not owned or operated any property that has been contaminated with any Hazardous Substance that could be expected to result in liability for the Company or any Company Subsidiary pursuant to any Environmental Law; (iii) are not liable for Hazardous Substance disposal or contamination on any third party property; (iv) have not received any notice, demand, letter, claim or request for information in the preceding three years indicating that it may be in violation of or subject to liability under any Environmental Law; (v) are not subject to any order, decree, injunction or agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) to the Company's knowledge are not subject to any circumstances or conditions that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (vii) have not participated in the management of any borrower or other third party property, or taken any other actions such that they are reasonably likely to be deemed an owner or operator of such property for purposes of any Environmental Law and (viii) have made available to the Investors copies of all environmental reports, studies, assessments, and memoranda in its possession relating to the Company or the Company Subsidiaries or any of their current or former properties or operations. For purposes of this Agreement, "Environmental Law" means any law, regulation, order, decree, common law or agency requirement relating to the protection of the environment or human health and safety and "Hazardous Substance" means any substance that is regulated pursuant to any Environmental Law including any waste, petroleum products, asbestos, mold and lead products.

(v)   Anti-Takeover Provisions.  The Company and the Board of Directors has taken all actions necessary to ensure that the transactions contemplated by the Transaction Documents, individually or taken as a whole (including the investment hereunder), are not subject to the provisions of Sections 14A:10A−1 through 10A−6 of the New Jersey Business Corporation Act (the "NJBCA") (including, but not limited to, the approval of such transactions by the Board of Directors and/or shareholders as contemplated by Section 14A:10A−4 of the NJBCA and Article XIII of the Certificate of Incorporation) or Article XIII of the Certificate of Incorporation and any other similar provisions of an anti-takeover nature contained in its organizational documents or the provisions of any federal or state "anti-takeover", "fair price", "moratorium", "control share", "supermajority", "affiliate transaction", or "business combination" law, including any provisions of the NJBCA (each, a "Takeover Law").  In the case that any such transactions are subject to such provisions or laws, the Board of Directors has taken and shall take all necessary action to ensure that such transactions shall be deemed to be exceptions to such provisions or laws, including, but not limited to, the approval of such transactions as contemplated under Section 14A:10A−4 of the NJBCA.

(w)   Intellectual Property.  (i) The Company and the Company Subsidiaries own (free and clear of any Liens) or have a valid license to use all Intellectual Property used in or necessary to carry on their business as currently conducted, and (ii) such Intellectual Property referenced in clause (i) above is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company's or the Company Subsidiaries' use of, or rights to, such Intellectual Property.  The Company and the Company Subsidiaries have sufficient rights to use all Intellectual Property used in their business as presently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement.  Neither the Company nor any Company Subsidiary has received any notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property, and no reasonable basis exists for any such claim.  To the Company's knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or the Company Subsidiaries.  There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company's knowledge, threatened against the Company or any Company Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, and Intellectual Property.  To the knowledge of the Company, none of  the Company or any of the Company Subsidiaries is using or enforcing any  Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.  The Company and each of the Company Subsidiaries has taken all reasonable measures to protect the Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries.  The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in the business of the Company and the Company Subsidiaries (the "IT Assets") operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the business.  To the knowledge of the Company, no person has gained unauthorized access to the IT Assets.  The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices.  The Company and the Company Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information.  The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.

"Intellectual Property" shall mean trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, know-how, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(x)   Brokers and Finders.  Except for Lazard Middle Market LLC and Keefe, Bruyette & Woods, Inc., the fees of which have been Previously Disclosed, neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(y)   Regulatory Action.  Except as Previously Disclosed, (1) neither the Company nor any Company Subsidiary is the subject of any cease-and-desist order, operating agreement, written agreement, consent decree, memorandum of understanding, commitment letter, order, directive, extraordinary supervisory letter, required board of directors resolution or similar action taken, issued or required by any Governmental Entity (each, a "Regulatory Action"); (2) neither the Company nor any Company Subsidiary has, since December 31, 2007, been advised by any Governmental Entity that it is considering a Regulatory Action; and (3) the Company and each Company Subsidiary is in compliance in all material respects with any Regulatory Action.

(z)   Loan Portfolio.

    (1)   The aggregate book value of the Company's non-performing assets as of March 31, 2010 was $86,100,000.

    (2)   Each loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans") of the Company or any of the Company Subsidiaries in original principal amount in excess of $10,000 (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (3)   Except as set forth in Section 2.2(z) of the Disclosure Schedule, none of the agreements pursuant to which the Company or any of the Company Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein.

    (4)   The Company and each Company Subsidiary has complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary satisfied in all material respects, (A) the Company's and the Company Bank's underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors); (B) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (C) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (D) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (E) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

    (5)   Since December 31, 2007, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (C) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality or concern with respect to the Company's or any Company Subsidiary's compliance with laws.

    (6)   To the knowledge of the Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company or any of the Company Subsidiaries (a "Pool") meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired.  To the knowledge of the Company, no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

    (7)   For purposes of this Section 2.2(z):

    (i)   "Agency" shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities;

    (ii)   "Loan Investor" shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such mortgage loan; and

    (iii)   "Insurer" shall mean a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans' Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(aa)   Insurance.

    (1)   The Company and the Company Subsidiaries are, and will remain following consummation of the transactions contemplated by the Transaction Documents, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and that are of the type customary in the businesses and location in which the Company and the Company Subsidiaries are engaged.  The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect on the Company.

    (2)   The Company (i) maintains directors' and officers' liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage that have been made available to the Investors, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(bb)   Board of Directors.  The Company does not have, and the Board of Directors have not adopted, any policies, directives or resolutions, or any amendments to the Company's by-laws or certificate of incorporation not Previously Disclosed, with respect to qualification or other requirements for serving as a director on the Board of Directors of the Company or any Company Subsidiary.

(cc)   Other Private Placements.  Concurrently with the execution and delivery of this Agreement, the Company has agreed to sell Common Shares in the Other Private Placements on the same economic and financial terms and conditions set forth in this Agreement, with the closing of such Other Private Placements to occur simultaneously with the First Closing.  The Company has provided true, correct and complete copies of the Other Securities Purchase Agreements to the Investors.  Except for the Other Securities Purchase Agreements, the Company is not a party to any agreements, understandings, arrangements or commitments with the counterparties to the Other Securities Purchase Agreements or their Affiliates. Except for the Transaction Documents, there are no agreements or other understandings between the Company and any investor party to any Other Securities Purchase Agreement with respect to any Other Private Placement or otherwise.

(dd)   Related Party Transactions.

    (1)   Except as set forth in Section 2.2(dd) of the Disclosure Schedule or as part of the normal and customary terms of an individual's employment or service as a director, none of the Company or any of the Company Subsidiaries is party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (A) affiliate, (B) insider or related interest of an insider, (C) shareholder owning 5% or more of the outstanding Common Stock or related interest of such a shareholder, or (D) to the knowledge of the Company, and other than credit and consumer banking transactions in the ordinary course of business, employee who is not an executive officer.  For purposes of the preceding sentence, the term "affiliate" shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms "insider," "related interest," and "executive officer" shall have the meanings assigned in the Federal Reserve's Regulation O, as amended.

    (2)   The Company Bank is in compliance with, and has since December 31, 2006, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve's Regulation O.

2.3   Representations and Warranties of the Investors.  Each Investor hereby severally represents and warrants as of the date of this Agreement to the Company that:

(a)   Purchase for Investment.  The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws.  The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of the Securities to any person nor with a view to or for sale in connection with any distribution thereof, in each case in violation of the Securities Act, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that the Investor is capable of evaluating the merits and risks of the investment in the Securities and of making an informed investment decision, and (4) is an "accredited investor" (as that term is defined by Rule 501 of the Securities Act).  Without limiting any of the foregoing, neither the Investor nor any of its Affiliates has taken, and the Investor will not, and will cause its Affiliates not to, take any action that would otherwise cause the Securities to be purchased hereunder to be subject to the registration requirements of the Securities Act.

(b)   Financial Capability.  The Investor will have immediately available funds necessary to consummate the First Closing and the Second Closing, as of the respective date of each such closing, on the terms and conditions contemplated by this Agreement.

(c)   Organization and Authority.  The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect the Investor's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(d)   Authorization.  (1)  The Investor has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution,

delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor's board of directors, general partner or managing members, as the case may be (if such authorization is required), and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required.  This Agreement has been duly and validly executed and delivered by the Investor and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

    (2)   Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Investor's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

    (3)   No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

(e)   Ownership.  The Investor is not the owner of record or the Beneficial Owner of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

(f)   Knowledge as to Conditions.  As of the date of this Agreement, the Investor does not know of any reason relating to the Investor why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

(g)   Brokers and Finders.  Neither the Investor nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company would be required to pay.

ARTICLE III

Covenants

3.1   Filings; Other Actions.

(a)   The Investors and the Company will cooperate and consult with each other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings, and other documents, and to obtain all necessary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and to perform the covenants contemplated by this Agreement.  Each party shall execute and deliver both before and after the First Closing and the Second Closing such further certificates, agreements, and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In particular, the Company will use its reasonable best efforts to help the Investors promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, all notices to and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement.  The parties hereby agree that neither any Investor nor any of its Affiliates shall be required by this Agreement to file any notice to the Federal Reserve pursuant to the CBC Act with respect to the transactions contemplated by this Agreement.  The Investors and the Company will each have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to the Investors, all the information (other than personal or sensitive information) relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.  The Investors and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or any other Transaction Document.  Notwithstanding anything to the contrary contained in this Agreement, the Investors shall not be required to provide any materials to the Company that it deems private or confidential.

(b)   The Company shall call a meeting of its shareholders, as promptly as practicable after the date hereof, to obtain the Shareholder Approvals, including, without limitation, (i) amending the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000, and (ii) approving the issuance of Common Shares and Conversion Shares for purposes of rule 5635 of NASDAQ's listing rules to the Investors and the investors participating in the Other Private Placements.  The Board of Directors shall unanimously recommend (other than the abstentions of Thomas X. Geisel, Bernard A. Brown, Sidney R. Brown, Anne E. Koons, Ike Brown and Jeffrey S. Brown to the extent they are members of the Board of Directors) to the Company's shareholders that such shareholders provide the Shareholder Approvals, and shall not modify or withdraw such recommendation.  In connection with such meeting, the Company shall promptly prepare (and the Investors will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such shareholder approval, and shall use its reasonable best efforts to respond promptly to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders' meeting to be mailed to the Company's shareholders, as promptly as practicable, after clearance by the SEC.  The Company shall notify the Investors promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement.  If at any time prior to such shareholders' meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall, as promptly as practicable, prepare and mail to its shareholders such an amendment or supplement.  The Investors and the Company each agree to correct promptly any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall, as promptly as practicable, prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations.  The Company shall consult with the Investors prior to filing with the SEC or mailing any proxy statement, or any amendment or supplement thereto, and provide the Investors with reasonable opportunity to comment thereon.  The directors' recommendation described in this Section 3.1 shall be included in the proxy statement filed in connection with obtaining such shareholder approval.  Immediately upon approval by shareholders of the amendments to the Certificate of Incorporation as described above, the Company shall file a certificate of amendment to duly amend the Certificate of Incorporation to include such amendments.  In the event that any of the Shareholder Approvals is not obtained at such shareholders' meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend (other than the abstentions of Thomas X. Geisel, Bernard A. Brown, Sidney R. Brown, Anne E. Koons, Ike Brown and Jeffrey S. Brown to the extent they are members of the Board of Directors) such Shareholder Approvals at a meeting of its shareholders once in the twelve month period beginning on the Meeting End Date until such approval is obtained or made.  "Meeting End Date" means (x) if the Second Closing Date has occurred by October 31, 2010, then February 28, 2011, or (y) if the Second Closing Date has not occurred by October 31, 2010, then the date that is four months after the Second Closing Date.

(c)   Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners, and shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with such shareholders' meeting and any other statement, filing, notice, or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with this Agreement or the Other Securities Purchase Agreements.  Notwithstanding anything herein to the contrary, the Investors shall not be required to furnish the Company with any (1) sensitive personal biographical or personal financial information of any of the directors, officers, employees, managers or partners of the Investors or any of its Affiliates or (2) proprietary and non-public information related to the organizational terms of, or investors in, the Investors or their Affiliates; provided, however, that the Investors will furnish such information as reasonably requested by the applicable bank regulator as necessary to consummate the transactions contemplated hereby.

(d)   From the date of this Agreement, until the earlier of the date of termination of this Agreement and the date when the Shareholder Approvals have been obtained, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board of Directors shall not recommend approval of any proposal to the shareholders having the effect of amending, modifying, or waiving any provision in the Certificate of Incorporation or bylaws of the Company in any manner adverse to the Investors or any other holder of Securities issued pursuant to this Agreement.

(e)   The Company shall take all actions necessary to ensure that none of the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the consummation of the transactions contemplated as part of the Other Private Placements, nor the Shareholder Approvals will constitute a "change in control" or "change of control" within the meaning of any Benefit Plan.

3.2   Expenses.

(a)   At the First Closing, the Company shall directly reimburse the Investors for an amount equal to $150,000 in respect of the out-of-pocket fees and expenses incurred by the Investors in connection with the transactions contemplated hereby.

(b)   At the earlier of (a) the Second Closing and (b) the 70th day after the First Closing Date (the "Expense Reimbursement Deadline"), the Company shall directly reimburse the Investors for an amount equal to (x) all out-of-pocket fees and expenses incurred in connection with due diligence efforts, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents, including, but not limited to, the fees and expenses of the Investors’ accounting, financial and other advisors, legal counsel and credit review, but excluding the purchase price for any of the securities to be purchased hereunder (the "Transaction Expenses"), minus (y) $150,000.

(c)   If the Second Closing Date occurs after the Expense Reimbursement Deadline, at the Second Closing, the Company shall directly reimburse the Investors for an amount equal to all of the Transaction Expenses incurred by the Investors and their Affiliates after the Expense Reimbursement Deadline.

(d)   In no event, however, shall the aggregate of such reimbursement for the First Closing, the Expense Reimbursement Deadline and the Second Closing exceed $450,000.

(e)   Other than as set forth in this Section 3.2 and Section 4.6(b), each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement.

3.3   Access, Information and Confidentiality.

(a)   From the date of this Agreement until the Second Closing Date, the Company will ensure that upon reasonable notice, the Company and its subsidiaries will afford to the Investors and their representatives (including employees of the Investors, and counsel, accountants, financial and investment banking advisors and other professionals retained by the Investors) such access during normal business hours to its books, records, properties and personnel and to such other information as the Investors may reasonably request.

(b)   Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors and, to the extent permitted above, to bank regulatory authorities.

(c)   The Company shall promptly provide the Investors with written notice of the occurrence of any circumstance, event, change, development or effect occurring after the date hereof and prior to the First Closing Date and relating to the Company or any Company Subsidiary of which the Company has knowledge and which constitutes a Material Adverse Effect or may otherwise cause or render any of the representations and warranties of the Company set forth in this Agreement to be inaccurate.

3.4   Conduct of the Business.  Prior to the earlier of the First Closing Date and the termination of this Agreement pursuant to Section 5.1 (the "Pre-Closing Period"), the Company shall, and shall cause each Company Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to preserve intact its current business organizations and its rights and permits issued by Governmental Entities, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, Governmental Entities and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired and (iii) not take any action that would reasonably be expected to materially adversely affect or materially delay the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or by the Other Securities Purchase Agreements or materially adversely affect or materially delay the consummation of the transactions contemplated hereby or by the Other Securities Purchase Agreements.

3.5   Reasonable Efforts.  The Company agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Investors in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Other Securities Purchase Agreements, including using best efforts to accomplish the following:  (a) the taking of all reasonable acts necessary to cause the conditions to the First Closing and the Second Closing to be satisfied; (b) the mailing of the definitive proxy statement to the Company's shareholders promptly following clearance from the SEC; (c) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity; (d) the obtaining of all necessary consents, approvals or waivers from third parties; and (e) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Other Securities Purchase Agreements.

3.6   Company Forbearances.  During the Pre-Closing Period, other than as approved by the Investors in writing, the Company shall not, and shall not permit any Company Subsidiary to:

(a)   (i) adjust, split, combine or reclassify any of its capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any shares of its capital stock or stock appreciation rights or grant any person any right to acquire any shares of its capital stock; or (iii) issue or commit to issue any additional shares of capital stock (except pursuant to the exercise of options and restricted stock unit grants outstanding as of the date hereof and disclosed in the Company's Disclosure Schedule), convertible debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any additional shares of capital stock (including options) or convertible debt, it being understood and agreed that for purposes of this Section 3.6(a), and only for such purposes, the Pre-Closing Period shall terminate on the earlier to occur of (x) the Second Closing Date, (y) the termination of this Agreement and (z) the date of a Second Closing Termination;

(b)   (i) increase the compensation or benefits of any employee of the Company or any Company Subsidiary (except (x) for increases in salary or wages of employees of the Company or any Company Subsidiary in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 5% of the aggregate base salary and wages payable by the Company and the Company Subsidiaries during 2009 and (y) pursuant to the Company's Benefit Plans as described on the Company's Disclosure Schedule); (ii) except as required by law, grant any severance or termination pay to any employee of the Company or any Company Subsidiary except pursuant to the terms of any Plan in effect on the date of this Agreement and which was made available to the Investors prior to the date of this Agreement and disclosed in the Company's Disclosure Schedule; (iii) loan or advance any money or other property to any employees of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice; (iv) (x) establish, adopt, enter into, amend or terminate, or (y) grant (other than in the ordinary course of business consistent with past practice), any waiver or consent under, any Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement; or (v) grant or amend or modify any equity or equity-based awards (including options and restricted stock units);

(c)   (i)  incur any indebtedness for borrowed money, other than (x) deposit liabilities, FHLB advances, advances from the Federal Reserve discount window, Fed funds purchases, guarantees and letters of credit on behalf of Company Bank customers and repurchase agreements, in each case entered into in the ordinary course of business consistent with past practice and, in the case of repurchase agreements, with a final maturity of five years or less, or (y) indebtedness incurred in the ordinary course of business consistent with past practice in order to finance working capital (subject in the case of this clause (y) to an aggregate maximum amount of $5,000,000), (ii) guarantee, endorse or assume responsibility for, the obligations of any person other than any wholly-owned Subsidiary of the Company (other than the endorsement of checks and other negotiable instruments in the normal process of collection) or (iii) redeem, repurchase, prepay, defease, or cancel, or modify in any material respect the terms of, indebtedness for borrowed money, other than (x) deposit liabilities, FHLB advances and reverse repurchase agreements in each case in the ordinary course of business consistent with past practice or (y) in accordance with the terms of the applicable instrument as in effect on the date hereof;

(d)   (i)  settle any action involving claims against the Company or any Company Subsidiary resulting in monetary damages or other payments in excess of $100,000, or (ii) agree or consent to the issuance of any order restricting or otherwise affecting its business or operations, or, in each case, that would cause the Company or any Company Subsidiary to breach a representation, warranty or covenant contained in this Agreement or would otherwise adversely affect the rights of the Investors under this Agreement;

(e)   amend its certificate of incorporation, bylaws or similar governing documents (other than for the purpose of effectuating the transactions as contemplated by the Transaction Documents), or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any person (other than consolidations, mergers or reorganizations solely among wholly-owned Company Subsidiaries), or a letter of intent or agreement in principle with respect thereto;

(f)   make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under Law or GAAP, in each case following consultation with the Company's independent public accountants or tax advisors;

(g)   except as required by law, make or change any Tax election, file any amended Tax Returns, settle or compromise any material Tax liability of the Company or any of the

Company Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes of the Company or any of its Subsidiaries, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(h)   amend any Other Securities Purchase Agreement;

(i)   sell any assets or deposits of the Company Bank other than dispositions of other real estate owned (OREO) in the ordinary course of business; or

(j)   agree to, or make any commitment to, take any of the actions prohibited by this Section 3.6 or that would otherwise materially adversely affect or materially delay the consummation of the transactions contemplated hereby or by the other Transaction Documents.

3.7   Shareholder Litigation.  The Company shall promptly inform the Investors of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding ("Shareholder Litigation") against the Company, any Company Subsidiary or any of the past or present executive officers or directors of the Company or any Company Subsidiary that is threatened or initiated by or on behalf of any shareholder of the Company in connection with or relating to the OCC Agreement or the transactions contemplated hereby or by the Other Securities Purchase Agreements.  The Company shall consult with the Investors and keep the Investors informed of all material filings and developments relating to any such Shareholder Litigation.

ARTICLE IV

Additional Agreements

4.1   No Rights Agreement.  From the date hereof through such time during which the Investors collectively, together with their Affiliates, own at least 5% of the outstanding shares of Common Stock of the Company, the Company shall not enter into any poison pill agreement, shareholders' rights plan or similar agreement that shall limit the rights of the Investors and their Affiliates and associates to hold any shares of Common Stock or acquire additional securities of the Company unless such poison pill agreement, shareholders' rights plan or similar agreement grants an exemption or waiver to the Investors and their Affiliates and associates and any group in which the Investors may become a member of, immediately effective upon execution of such plan or agreement that would allow the Investors and their Affiliates and associates to acquire such additional securities of the Company.

4.2   Governance Matters.

(a)   The Company hereby agrees that, from and after the First Closing Date, for so long as the Investor, together with its Affiliates owns any Common Shares and (B) on or after the Second Closing, owns 6.0% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which the securities of the Company owned by the Investors are directly or indirectly convertible or exercisable and excluding as shares owned and outstanding all Common Shares issued by the Company after the Second Closing Date other than as contemplated by this Agreement), the Company shall, subject to applicable law, invite a person designated by the Investors (the "Board Observer") to attend meetings of the Board of Directors (or any committee thereof) and the board of directors of the Company Bank (or any committee thereof) in a nonvoting observer capacity.  The Board Observer shall be required to comply with all policies and procedures applicable to members of the Board of Directors and the board of directors of the Company Bank relating to confidentiality, insider trading and other compliance policies.  If the Investors collectively, together with their Affiliates, no longer beneficially own the minimum number of shares of Common Stock as specified in the first sentence of this Section 4.2(a), the Investors shall have no further rights under this Section 4.2(a).

(b)   The Board Observer shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors (or any committee thereof) and the board of directors of the Company Bank (or any committee thereof), to the same extent as other members of the Board of Directors and the board of directors of the Company Bank.  The Company shall notify the Board Observer of all regular meetings and special meetings of the Board of Directors and the board of directors of the Company Bank and of all regular and special meetings of any committee thereof. The Company shall provide the Board Observer with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors or the Company Bank concurrently as such materials are provided to the other members.

(c)   Effective immediately following the next annual meeting of shareholders of the Company following the date of this Agreement (the "Annual Meeting"), the number of directors on the Board of Directors and the board of directors of the Company Bank shall not exceed twelve, comprised as set forth in Section 4.2(i) of the Company's Disclosure Schedule.  The Company agrees to request that any current member of the Board of Directors and the board of directors of the Company Bank who will not be nominated for reelection at the Annual Meeting resign from the Board of Directors and the board of directors of the Company Bank, effective as of the earlier to occur of (i) 45 days after the date hereof and (ii) the filing of the Company's preliminary proxy statement relating to the annual meeting with the SEC.

(d)   The Company and the Board of Directors shall not take any action that would result in any amendment to the governing documents of the Company or the Company Bank inconsistent with the provisions of this Section 4.2.

4.3   Legend.

(a)   The Investors agree that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR

PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS."

(b)   Upon request of the Investors, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company and its counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate for any securities.  The Investors acknowledge that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.4   Certain Transactions.

(a)   The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), or, at the request of the Investors, the ultimate parent of such successor, transferee or lessee party of the Company, expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

(b)   Other than with respect to the Series B Preferred Stock, from and after the First Closing through and including December 31, 2012, the Company shall not set any record or payment dates for the payment of any cash dividends or cash distributions on its capital stock or make, declare or pay any cash dividend or make any other cash distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any shares of its capital stock or stock appreciation rights.

4.5   Indemnity.

(a)   The Company agrees to indemnify and hold harmless the Investors and their Affiliates and each of their respective officers, directors, partners, members, stockholders, managers, employees and agents, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys' fees and disbursements), amounts paid in settlement and other costs (collectively, "Losses") arising out of or resulting from (1) any inaccuracy in or breach of the Company's representations or warranties in Section 2.2 of this Agreement or any certificate delivered by or on behalf of the Company pursuant to this Agreement, (2) the Company's breach of agreements or covenants made by the Company in this Agreement or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, shareholder of the Company or any other person (other than the Investors and their Affiliates and the Company and the Company Subsidiaries) arising out of the transactions contemplated by this Agreement (other than any Losses attributable to the acts, errors or omissions on the part of the Investors, but not including the transactions contemplated hereby).

(b)   Each Investor agrees to severally indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, partners, employees and agents, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of such Investor's representations or warranties in Section 2.3 of this Agreement or (2) such Investor's breach of agreements or covenants made by the Investor in this Agreement.

(c)   A party entitled to indemnification hereunder (each, an "Indemnified Party") shall give written notice to the party indemnifying it (the "Indemnifying Party") of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.5 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises the Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which event the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d)   For purposes of the indemnity contained in Sections 4.5(a)(1) and 4.5(b)(1), all qualifications and limitations set forth in the parties' representations and warranties as to "materiality," "Material Adverse Effect" and words of similar import, shall be disregarded in determining (i) whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and (ii) the amount of Losses in respect of any breach of any representation or warranty.

(e)   The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.5(a)(1) (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim and all related claims are less than $50,000 (any claim or series of related claims involving Losses less than such amount being referred to as a "De Minimis Claim") and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.5(a)(1) exceed $250,000 (the "Threshold Amount"), in which event the Company shall be responsible for the entire amount of such Losses.   No Investor shall be required to indemnify the Indemnified Parties pursuant to Section 4.5(b)(1) (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.5(b)(1) exceed the Threshold Amount, in which event such Investor shall be responsible for the entire amount of such Losses.  The cumulative indemnification obligation of (1) the Company to each Investor and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Investor or (2) the Investor to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Company, in each case for inaccuracies in or breaches of representations and warranties, shall in no event exceed such Investor’s pro rata share of the Purchase Price.

(f)   Any claim for indemnification pursuant to this Section 4.5 for breach of any representation or warranty can only be brought on or prior to the eighteen month anniversary of the Second Closing Date (other than a claim for a breach of the representations and warranties in Section 2.2(c), which may be brought indefinitely, and the representations and warranties in Sections 2.2(i), which may be brought until 90 days after the expiration of the applicable statutory periods of limitations); provided that if notice of a claim for indemnification pursuant to this Section 4.5 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(g)   The obligations of the Indemnifying Party under this Section 4.5 shall survive the transfer or redemption of the Common Stock issued pursuant to this Agreement, or the Closing or termination of this Agreement.  The indemnity provided for in this Section 4.5 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2 and 2.3 of this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties' remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.  The indemnification rights contained in this Section 4.5 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(h)   The indemnity provided for in this Section 4.5 shall be the sole and exclusive monetary remedy of Indemnified Parties after the First Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party's remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential, indirect, incidental or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof. For the purposes of this Section 4.5, a diminution in value of the Securities will not constitute consequential, indirect or incidental damages, and shall constitute "Losses" for which indemnification may be provided pursuant to this Section 4.5.

(i)   Any indemnification payments pursuant to this Section 4.5 shall be treated as an adjustment to the Purchase Price for the Purchased Shares for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.6    Registration Rights.

(a)    Registration.

    (1)   Subject to the terms and conditions of this Agreement, the Company covenants and agrees that no later than the date that is 12 months after the Second Closing Date (the "Registration Deadline"), the Company shall have prepared and filed with the SEC a Shelf Registration Statement (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as promptly as practicable after the filing thereof and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).  If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

    (2)   Any registration pursuant to this Section 4.6(a) shall be effected by means of a shelf registration under the Securities Act (a "Shelf Registration Statement") in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If the Investors or any other Holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any

Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.6(c); provided, that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $10,000,000.  The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Company.

    (3)   The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 4.6(a):  (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Company has notified the Investors and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 60 days after receipt of the request of the Investors or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 60 days in the aggregate in any 12-month period.

    (4)   After the First Closing Date, whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.6(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investors and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and (subject to clause (6) below) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company's notice (a "Piggyback Registration").  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.6(a)(4) prior to the effectiveness of such registration, whether or not the Investors or any other Holders have elected to include Registrable Securities in such registration.  "Special Registration" means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management or employees of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

    (5)   If the registration referred to in Section 4.6(a)(4) is proposed to be underwritten, the Company will so advise the Investors and all other Holders as a part of the written notice given pursuant to Section 4.6(a)(4).  In such event, the right of the Investors and all other Holders to registration pursuant to this Section 4.6(a) will be conditioned upon such persons' participation in such underwriting and the inclusion of such persons' Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investors.

    (6)   The Company represents and warrants that, other than in connection with the Other Securities Purchase Agreements, it has not granted to any holder of its securities and agrees that it shall not grant "piggyback" registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.6(a)(2).  If a Piggyback Registration under Section 4.6(a)(4) relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 4.6(a)(4), the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investors and all other Holders who have requested registration of Registrable Securities pursuant to Section 4.6(a)(2) or 4.6(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b)   Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company.  The Company shall also reimburse the Investors for the reasonable fees and disbursements of legal counsel to the Investors in an amount not to exceed $25,000 per registration.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c)   Obligations of the Company.  The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)).  In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

    (1)   Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 4.6(c), and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

    (2)   Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

    (3)   Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

    (4)   Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

    (5)   Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

    (6)   Give written notice to the Holders:

    (i)   when any registration statement filed pursuant to Section 4.6(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

    (ii)   of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

    (iii)   of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

    (iv)   of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

    (v)   of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

    (vi)   if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.6(c)(10) cease to be true and correct.

    (7)   Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.6(c)(6)(iii) at the earliest practicable time.

    (8)   Upon the occurrence of any event contemplated by Section 4.6(c)(5) or 4.6(c)(6)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 4.6(c)(6)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company's expense) other than permanent file copies then in such Holder's or underwriter's possession.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days.

    (9)   Use its reasonable best efforts to procure the cooperation of the Company's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

    (10)   If an underwritten offering is requested pursuant to Section 4.6(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in "road shows," similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling shareholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain "comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

    (11)   Make available for inspection by a representative of Holders that are selling shareholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

    (12)   Cause all such Registrable Securities (other than the Series B Preferred Stock, unless such Series B Preferred Stock has not converted into Common Stock within the first anniversary of the date of this Agreement; provided that the Company shall have no obligation to cause the listing of the Series B Preferred Stock if it is not eligible for listing on the national securities exchange on which the Common Stock is then listed) to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or NASDAQ, as determined by the Company.

    (13)   If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

    (14)   Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d)   Suspension of Sales.  During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable the prospectus supplement may be resumed.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 45 days.

(e)   Termination of Registration Rights.  A Holder's registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f)   Free Writing Prospectuses; Information.

    (1)   No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

    (2)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.6 that the Investors and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registered offering of their Registrable Securities.  The Company shall not name the Investors or any of their Affiliates as "underwriters" in any registration statement without the prior written consent of the Investors; provided, however, that if such prior written consent is not provided upon the Company's request (which request shall only be made if staff of the SEC requests naming any Investor as a "statutory underwriter" and after the Company uses its reasonable efforts to negotiate with the staff of the SEC with a view to not naming any Investor as an "underwriter"), the Investors and any of their Affiliates shall not be eligible to include Registrable Securities in the applicable registration statement.

(g)   Indemnification.

    (1)   The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder's officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an "Indemnitee"), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii)  offers or sales effected by or on behalf such Indemnitee

"by means of" (as defined in Rule 159A) a "free writing prospectus" (as defined in Rule 405) that was not authorized in writing by the Company.

    (2)   If the indemnification provided for in Section 4.6(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.6(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.6(g)(1).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h)   Assignment of Registration Rights.  The rights of the Investors to registration of Registrable Securities pursuant to Section 4.6 may be assigned by the Investors to a transferee or assignee of Registrable Securities to which there is transferred to such transferee no less than $10,000,000 in Registrable Securities in the aggregate including Registrable Securities acquired from other investors party to Other Securities Purchase Agreements; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.  Notwithstanding the foregoing, the rights of the Investors to registration of Registrable Securities pursuant to Section 4.6 may be assigned to any Permitted Transferee of the Investors under Section 4.12 to which there is transferred to such Permitted Transferee any Registrable Securities, regardless of amount; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i)   Holdback.  With respect to any underwritten offering of Registrable Securities by the Investors or other Holders pursuant to Section 4.6, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 30 days prior and 90 days following the effective date of such offering or such longer period up to 180 days as may be requested by the managing underwriter.  The Company also agrees to use its reasonable best efforts to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 180 days as may be requested by the managing underwriter.

(j)   "Market Stand-Off" Agreement; Agreement to Furnish Information.  The Investors and each Holder hereby agrees:

    (1)   that the Investors shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company held by the Investors (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed ten days prior to and 90 days following the effective date of any firm commitment underwritten registered sale of common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company by the Company that raises aggregate gross proceeds of at least $10,000,000 for the Company's own account in which the Company gave the Investors an opportunity to participate in accordance with Section 4.6(a)(4); provided that all executive officers and directors of the Company enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such period; provided that nothing herein will prevent the Investors from making any distribution of Registrable Securities to the partners or shareholders  or other equity owners thereof or a transfer to an Affiliate or Permitted Transferee that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4.6(j);

    (2)   to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing obligation in Section 4.6(j)(1) or which are necessary to give further effect thereto; and

    (3)   if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), each Investor shall provide, within ten days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act in which the Investor participates.

(k)   Rule 144; Rule 144A Reporting.  With a view to making available to the Investors and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

    (1)   make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

    (2)   file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

    (3)   so long as the Investors or Holder owns any Registrable Securities, furnish to the Investors or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investors or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

    (4)   take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(l)   As used in this Section 4.6, the following terms shall have the following respective meanings:

    (1)   "Holder" means an Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.6(g) hereof.

    (2)   "Holders' Counsel" means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

    (3)   "Register," "registered," and "registration" shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3 or other form approved by the holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.

    (4)   "Registrable Securities" means (A) all Common Stock and Series B Preferred Stock held by the Investors from time to time, (B) the shares of Common Stock issued or issuable pursuant to the conversion of the Series B Preferred Stock held by the Investors from time to time and (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) or (B) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be freely resold (without volume or method of sale restrictions, public information requirements or other conditions) without registration under the Securities Act, (iii) they shall have ceased to be outstanding; or (iv) they have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one registration statement at one time.

    (5)   "Registration Expenses" means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.6, including, without limitation, all registration, filing and listing fees (including filings made with the Financial Industry Regulatory Authority), printing expenses (including printing of prospectuses and certificates for the Securities), the Company's expenses for messenger and delivery services and telephone, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any "road show," the fees and disbursements of Holders' Counsel, and expenses of the Company's independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

    (6)   "Rule 144," "Rule 144A," "Rule 158," "Rule 159A," "Rule 405" and "Rule 415" mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

    (7)   "Scheduled Black-out Period" means the period from and including the thirtieth day prior to the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter, or such shorter period that is commensurate with the black-out period applicable to the Company's directors from time to time.

    (8)   "Selling Expenses" means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders' Counsel included in Registration Expenses), other than $25,000 of fees and disbursements of Holders' Counsel, which shall be reimbursed by the Company pursuant to Section 4.6(b).

(m)   At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.6 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 4.6(a)(4)-(6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder's rights or obligations under Section 4.6(f) with respect to any prior registration or

Pending Underwritten Offering.  "Pending Underwritten Offering" means, with respect to any Holder forfeiting its rights pursuant to this Section 4.6(m), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section4.6(a)(2) or 4.6(a)(4) prior to the date of such Holder's forfeiture.

4.7   Gross-Up Rights.

(a)   Sale of New Securities.  For so long as the Investors collectively, together with their Affiliates, (A) prior to the Second Closing, has not sold Common Shares in an amount, individually or in the aggregate, that would result in the Investors collectively, together with their Affiliates, Beneficially Owning less than 5% of the outstanding shares of Common Stock and (B) on or after the Second Closing, owns 6.0% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which the securities of the Company owned by the Investors are directly or indirectly convertible or exercisable and excluding as shares owned and outstanding all Common Shares issued by the Company after the Second Closing Date other than as contemplated by this Agreement) (before giving effect to any issuances triggering provisions of this Section), if, at any time after the date hereof, the Company makes any public or nonpublic offering or sale of any equity security (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an "equity kicker") (including any hybrid security) (any such security, a "New Security") (other than (i) any Common Stock or other securities (1) issuable upon the exercise or conversion of any securities of the Company issued or agreed to be issued as of the date hereof (2) issuable pursuant to the transactions contemplated by this Agreement; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company's stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company's employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction), then the Investors shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Certificate of Incorporation and bylaws of the Company, the Investors may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed or public offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities.  The amount of New Securities that the Investors shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investors, and the denominator of which is the number of shares of Common Stock then outstanding.

(b)   Notice.  In the event the Company proposes to offer or sell New Securities, it shall give the Investors written notice of its intention, describing the price (or range of prices),

anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than two business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering.  Each Investor shall have 7 business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.7 and, as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.7(a).  Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company's notice to it.  The failure of an Investor to respond within such 7 business day period shall be deemed to be a waiver of such Investor's rights under this Section 4.7 only with respect to the offering described in the applicable notice.

(c)   Purchase Mechanism.  If an Investor exercises its rights provided in this Section 4.7, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 20 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 120 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals).  The Company and any Investor participating in any such transaction agrees to use commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities; provided, however, that nothing herein shall require an Investor to consummate such a transaction if doing so would result in the Investor, together its Affiliates to be deemed for purposes of the BHC Act or the CBC Act to own 10% or more of any class of voting securities of the Company or to otherwise control the Company.

(d)   Failure of Purchase.  In the event that an Investor fails to exercise its rights provided in this Section 4.7 within said 7 business day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.7(c) because of the Investor's failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of 45 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.7 by the Investor or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company's notice to the Investor.  Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 120 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 45-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 120 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investors in the manner provided above.

(e)   Non-Cash Consideration.  In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)   Cooperation.  The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor's rights under this Section 4.7, including to secure any required approvals or consents.

4.8   Anti-Takeover Matters; Takeover Laws; No Rights Triggered.  If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement, the Company and the members of the Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and the Other Securities Purchase Agreements may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other respective Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the Other Securities Purchase Agreements.

(a)   New Jersey Business Combination Statute; Article XIII of the Certificate of Incorporation.  The Board of Directors has duly adopted an irrevocable resolution as follows (the "Business Combination Exemption Resolution"):

"RESOLVED, that pursuant to Sections 14A:10A-1 through 10A-6 of the New Jersey Business Corporation Act (the "NJBCA") and Article XIII of the Certificate of Incorporation ("Article XIII"), the Board of Directors of the Corporation, for the specific purpose of establishing an irrevocable exemption from Sections 14A:10A-1 through 10A-6 of the NJBCA and Article XIII, hereby approves thereunder (i) the entering into, and all of the transactions relating to and contemplated or permitted by, the Securities Purchase Agreement, between the Corporation and the Investors, including, without limitation, (A) the assignment of any rights thereunder, (B) any person or entity becoming an "interested shareholder" as defined in each of Sections 14A:10A-1 through 10A-6 of the NJBCA and Article XIII including, without limitation, the Investors, any present or future affiliates or associates of the Investors, and any assignees of the foregoing (whether individually or in another capacity) (collectively, the "Covered Persons") and (C) the transfer of any shares of common stock or other securities of the Corporation in accordance with the terms and conditions of the Securities Purchase Agreement, (ii) any transaction in which any Covered Person becomes an "interested shareholder" as defined in Sections 14A:10A-1 through

10A-6 of the NJBCA or Article XIII or acquires additional shares of common stock or other securities of the Corporation thereafter and (iii) any "business combination" as defined in Sections 14A:10A-1 through 10A-6 of the NJBCA or Article XIII involving any Covered Person, including, without limitation, the exercise of the rights afforded under Section 4.7 of the Securities Purchase Agreement."

(b)   Business Combination Exemption. The Company represents that the Business Combination Exemption Resolution adopted by the Company is a valid action of the Board of Directors of the Company, binding on the Company, and constitutes a valid and irrevocable exemption by the Company from Sections 14A:10A-1 through 10A-6 of the NJBCA and Article XIII of the Certificate of Incorporation as to any transaction, person or entity described in such resolution..

4.9   Additional Regulatory Matters.

(a)   The Company and the Investors agree to cooperate and use their reasonable best efforts to ensure that neither the Investors nor any of their Affiliates will be deemed to control the Company for purposes of the CBC Act or otherwise be deemed a "bank holding company" for purposes of the BHC Act.

(b)   The Company shall not knowingly take any action that would reasonably be expected to pose a substantial risk that the Investors or any of their Affiliates would be deemed to control the Company for purposes of the CBC Act or otherwise be deemed a "bank holding company" for purposes of the BHC Act, including undertaking any redemption, recapitalization, or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, recapitalization, or repurchase to the extent of the Investor's pro rata proportion.

(c)   Notwithstanding anything in this Agreement to the contrary, in no event shall the Investors or any of their Affiliates, principal, shareholder, member, partner, director, officer, or employee of the Investor be required: (1) to become a "bank holding company" within the meaning of the BHC Act, a "savings and loan holding company" within the meaning of the Home Owners' Loan Act, or a similarly regulated entity under any similar or successor law; (2) to support or maintain the capital, liquidity, or financial condition of the Company or a Company Subsidiary (other than through the investment on the terms expressly stated herein); (3) to modify or limit its operations, investments, or commercial practices (other than with respect to relationships with the Company or the Company Subsidiaries); (4) to modify or limit its governance, ownership, legal structure, accounting, or compensation arrangements; (5) to become subject to or otherwise permit or accept any other condition, limitation, restriction, requirement, or restraint imposed by any bank regulatory authority on the Investor, the Company or any of their respective Affiliates in connection with the transactions contemplated herein that would, in the reasonable and good faith judgment of the Investor, materially and adversely affect the anticipated benefits or burdens of the transactions contemplated herein; (6) to propose, undertake, agree to or accept any of the items described in clauses (1) through (5) as a condition to receiving any regulatory or governmental approval, consent, waiver or non-objection (each of clauses (1) through (6), a "Burdensome Condition").

4.10   MFN Provision.  If the Company, in connection with the Other Private Placements, enters into an agreement that contains terms more favorable to any investor than the terms provided to the Investors under this Agreement, then the Company will modify or revise the terms of this Agreement in order for the transaction contemplated hereby to reflect any more favorable terms provided to any other investor in connection with the Other Private Placements or otherwise; provided however, in no event shall the Investors be accorded any Board nominee(s) or Board member appointments.

4.11   Corporate Opportunities.  To the fullest extent permitted by applicable law or regulation, including but not limited to the laws and regulations of the State of New Jersey, neither the Investors nor any of their Affiliates or Persons associated with the Investors, nor the Board Observer shall be obligated to refer or present any particular business opportunity to the Company or the Company Bank.  An Investor shall have the right to take such opportunity for its own account (individually or as a partner, shareholder, member, participant or fiduciary) or recommend to others such particular opportunity, unless such opportunity is presented to the Board Observer as a business opportunity for the Company or the Company Bank or the Board Observer learns of such opportunity in his capacity as a director or Board Observer, even if such opportunity is of a character that, if referred or presented to the Company or the Company Bank, as applicable, could be taken by the Company or the Company Bank, as applicable; provided that in the case where such opportunity is presented to the Board Observer as a business opportunity for the Company or the Company Bank or the Board Observer learns of such opportunity in his capacity as a director or Board Observer, such Board Observer shall present such business opportunity to the Company or the Company Bank, as applicable, and if the Company or the Company Bank, as applicable, does not decide to pursue such business opportunity within 30 days of notice thereof, or subsequently determines to abandon the pursuit of such business opportunity, the Board Observer (and the Investors or their Affiliates or other Persons associated with them) shall have the right to take for their own account or to recommend to others such business opportunity.  Notwithstanding anything to the contrary herein, this Section 4.11 shall not be applicable to any business opportunity with respect to the acquisition of or investment in a depository institution headquartered in the State of New Jersey, it being understood and agreed that, for the avoidance of doubt, nothing herein shall require an Investor or any of its Affiliates or Persons associated with an Investor, nor the Board Observer, to refer any business opportunity to the Company or the Company Bank which it is not required to refer under applicable law.

4.12   Transfer Restrictions.

(a)   Except as otherwise permitted in this Agreement, the Investors will not transfer, sell, assign or otherwise dispose of ("Transfer") any Securities acquired pursuant to this Agreement, except that following the date that is eighteen months from the First Closing Date, an Investor may Transfer any or all of the Securities owned by the Investor from time to time, and the restrictions under this Section 4.12 shall be of no further force and effect.

(b)   Notwithstanding Section 4.12(a), the Investors shall be permitted to Transfer any portion or all of their Securities at any time under the following circumstances:

    (1)   Transfers to (A) any Affiliate of an Investor (including without limitation any Affiliated fund) or any person or entity under common control with the Investor's ultimate parent, general partner or investment advisor (any such transferee shall be included in the term "Investor") or (B) any limited partner or shareholder of the Investor or limited partner or shareholder of the Investor's Affiliates (each, a "Permitted Transferee"), but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement.

    (2)   Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any Company Subsidiaries; provided that such transaction has been approved by the Board of Directors.

    (3)   In the event that, as a result of (A) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by the Investors or (B) any change in the amount of Securities held by an Investor resulting from adjustment or exchange provisions or other terms of the Securities, the Investor reasonably determines, based on the advice of legal counsel, that unless it disposes of all or a portion of its Securities, it or any of its Affiliates could reasonably be deemed to "control" the Company for purposes of the BHC Act, CIBCA or any rules or regulations promulgated thereunder (or any successor provision), then the Investors shall be permitted to Transfer the portion of the Securities reasonably necessary to avoid such control determination.

    (4)   Transfers upon the exercise of its rights described under "Tag-Along Rights" in Exhibit D, to the extent provided for in such agreement.

4.13   Standstill.  For so long as the Investors collectively, together with their Affiliates, owns 5% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which the securities of the Company owned by the Investors and their Affiliates are directly or indirectly convertible or exercisable and excluding as shares owned and outstanding all Common Shares issued by the Company after the Second Closing Date other than as contemplated by this Agreement), neither the Investors nor any of their Affiliates shall in any way acquire, offer or propose to acquire or agree to acquire, other than as specifically contemplated in the Transaction Documents, Beneficial Ownership of any voting securities of the Company if such acquisition would result in the Investors collectively, togethet with their Affiliates having Beneficial Ownership of more than 9.9% of the outstanding shares of Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the Beneficial Ownership of the Investors and their Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by the Investors or their Affiliates shall be treated as fully converted or exercised in accordance with its terms, as the case may be, into the underlying voting securities or Common Stock, and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than the Investors or any of their Affiliates shall not be taken into account).

4.14   Information Rights.  Each Investor will have the right to consult with management of the Company and its Company Bank and inspect, have access to and receive audited and unaudited financial statements, annual budgets and other financial, operations or general information, including advance notification of and consultation with respect to significant corporate actions, with respect to the Company or the Company Bank as and when such Investor shall reasonably request.

ARTICLE V

Termination

5.1   Termination.  This Agreement may be terminated prior to the First Closing:

(a)   by mutual written consent of the Investors and the Company;

(b)   by the Company, upon written notice to the Investors, in the event that the conditions of the First Closing set forth in Section 1.2(c)(2) are not satisfied on or before October 31, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)   by the Investors, upon written notice to the Company, in the event that the conditions of the First Closing set forth in Section 1.2(c)(1) are not satisfied on or before October 31, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(d)   by the Company or the Investors, upon written notice to the other, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(e)   by the Investors, if the Investors or any of their Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any regulatory approval required to consummate the transactions contemplated hereby or receives written notice from such Governmental Entity that it will not grant such approval on the terms contemplated by this Agreement without imposing any Burdensome Condition;

(f)   by the Investors, if a "change in control" within the meaning of any Benefit Plan occurs on or after the date hereof but prior to the First Closing Date.

5.2   Effects of Termination.  In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2, Section 4.5, this Section 5.2 and Article VI (other than Section 6.1) and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

5.3   Second Closing Termination.  Notwithstanding anything to the contrary herein, in the event that the conditions of the Second Closing set forth in Section 1.2(d) are not satisfied on or before December 31, 2010 (the "Second Closing Termination Date"), either party shall have the right, upon written notice to the other, to terminate the parties’ obligations to consummate the Second Closing, in which event the Company shall have no obligation to the Investors to issue the Series B Preferred Shares to be issued at the Second Closing and the Investors shall have no obligation to the Company to pay the Second Purchase Price (a "Second Closing Termination"); provided, however, that the right to cause a Second Closing Termination pursuant to this Section 5.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Second Closing to occur on or prior to the Second Closing Termination Date.  For the avoidance of doubt, a Second Closing Termination shall not result in the termination of this Agreement.

ARTICLE VI

Miscellaneous

6.1   Survival.  Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of 18 months following the Second Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Section 2.2(c) shall survive indefinitely and the representations and warranties in Sections 2.2(i) shall survive until 90 days after the expiration of the applicable statutory periods of limitations.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2   Amendment.  No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

6.3   Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party's obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4   Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5   Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

6.6   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7   Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as follows:

(a)   If to the Investors:

Siguler Guff & Company, LP
825 Third Avenue
New York, NY 10022
Attn:
Facsimile:   (212) 332-5100

with copies to:

Michael Doherty, Esq.
Ropes & Gray
1211 Avenue of the Americas
New York, NY 10036-8704
Phone: 212-497-3612

and

    If to the Company:

Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey 08360
Attn:  Chief Executive Officer
Facsimile:  (856) 691-9187

with a copy to:

Malizia Spidi & Fisch, PC
1227 25th Street, N.W.
Suite 200 West
Washington, D.C. 20037
Attn:  John J. Spidi
Facsimile:  (202) 434-4661

6.8   Entire Agreement, Etc.  This Agreement (including the Exhibits, Schedules, and Disclosure Schedule hereto) and the other documents referred to herein constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and their permitted assigns.  For the avoidance of doubt, the Company agrees that the Investors may assign its rights and obligations under this Agreement, in whole or in part, to one or more Affiliates, parallel investment funds, co-investment funds or successor investment funds and that such assignees shall be included in the term "Investor".

6.9   Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  When used herein:

    (1)   the term "subsidiary" means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 25% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent or otherwise controlled by such parent and any entity that would be a "subsidiary" for purposes of the BHC Act; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

    (2)   the term "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise or for purposes of the BHC Act or the CBC Act;

    (3)   the word "or" is not exclusive;

    (4)   the words "including," "includes," "included" and "include" are deemed to be followed by the words "without limitation";

    (5)   the terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

    (6)   the words "it" or "its" are deemed to mean "him" or "her" and "his" or "her", as applicable, when referring to an individual;

    (7)   "business day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of New Jersey generally are authorized or required by law or other governmental actions to close;

    (8)   "person" has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

    (9)   "Beneficially Own," "Beneficial Owner" and "Beneficial Ownership" are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

    (10)   "knowledge of the Company" or "Company's knowledge" means the actual knowledge after due inquiry of the executive officers of the Company.

6.10   Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11   Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investors and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12   No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto, any benefit right or remedies, except that the provisions of Sections 4.2, 4.3, 4.5, 4.6 and 4.7 shall inure to the benefit of the persons referred to in those Sections, including any Holders.  The representations and warranties set forth in Article II and the covenants set forth in Articles III and IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedule of each party, each of which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

6.13   Public Announcements.  Subject to each party's disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the Other Securities Purchase Agreements, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.14   Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

SUN BANCORP, INC.

By:	/s/ Thomas X. Geisel
	Name:	Thomas X. Geisel
	Title:	President & CEO

Maycomb Holdings II, LLC
By:	Siguler Guff DOF II CP, LLC
Its:	Managing Member

By:	/s/ Kenneth Burns
Title	Managing Director

Maycomb Holdings III, LLC
By:	Siguler Guff DOF III GP, LLC
Its:	Managing Member

By:	/s/ Kenneth Burns
Title	Managing Director

Siguler Guff Distressed Opportunities Fund IV, LP
By:	Siguler Guff DOF IV GP, LOLC
Its:	General Partner

By:	/s/ Kenneth Burns
Title:	Managing Director

Siguler Guff Distressed Opportunities Fund IV (T), LP
By:	Siguler Guff DOF IV GP, LLC
Its:	General

By:	/s/ Kenneth Burns
Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

EXBHIT A:  Form of Series B Certificate

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL

PREFERRED STOCK, SERIES B

OF

SUN BANCORP, INC.

Pursuant to Section 14A:7-2(4) of the New Jersey Business Corporation Act

The undersigned DOES HEREBY CERTIFY:

FIRST: The name of the corporation is SUN BANCORP, INC.

SECOND: That the following resolution was duly adopted by the Board of Directors of Sun Bancorp, Inc., a New Jersey corporation (hereinafter called the “Corporation”), at a meeting duly convened and held on July 7, 2010, at which a quorum was present and acting throughout:

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”). The number of shares constituting such series shall be 100,000.  The par value of the Series B Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with each class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).  The Corporation has the power to authorize

Exhibit A-1

and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation after the Effective Date, other than issuances for which there shall be no adjustment to the Applicable Conversion Price pursuant to Section 10(d) below.

(d) “As-Converted Basis” shall mean, for the purpose of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (a) the number of shares of Common Stock actually issued and outstanding at the time of such determination, and (b) the number of shares of Common Stock that are then issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Common Stock, including without limitation, the Series B Preferred Stock and stock options for the purchase of any shares of Common Stock or Series B Preferred Stock.

(e) “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(f) “Certificate of Amendment” means this Certificate of Amendment of Sun Bancorp, Inc., dated ________, 2010.

(g) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the NASDAQ Stock Market on such date.  If the Common Stock is not traded on the NASDAQ Stock Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

Exhibit A-2

For purposes of this Certificate of Determination, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the NASDAQ Stock Market shall be such closing sale price and last reported sale price as reflected on the website of the NASDAQ Stock Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NASDAQ Stock Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NASDAQ Stock Market shall govern.  If the date of determination is not a Trading Day, then such determination shall be made as of the last Trading Day prior to such date.

(h) “Common Stock” has the meaning set forth in Section 2.

(i) “Conversion Price” means for each share of Series B Preferred Stock, $4.00, provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(j) “Corporation” means Sun Bancorp, Inc., a New Jersey corporation.

(k)  “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(l) “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(n) “Exchange Property” has the meaning set forth in Section 11(a).

(o) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(p) “First Dividend Payment Date” has the meaning set forth in Section 4(b).

(q) “Fundamental Change” means the occurrence of the consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving Person immediately after the transaction.

Exhibit A-3

(r) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(s) “Investor” means WLR SBI AcquisitionCo, LLC.

(t) “Junior Securities” has the meaning set forth in Section 2.

(u) “Liquidation Preference” means, as to the Series B Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

(v) “Mandatory Conversion Date” means, with respect to the shares of Series B Preferred Stock, the third Business Day after which the Corporation has received the Shareholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event), provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(w) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(x) “Parity Securities” has the meaning set forth in Section 2.

(y) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(z) “Preferred Dividend Payment Dates” has the meaning set forth in Section 4(b).

(aa) “Preferred Dividend Period” has the meaning set forth in Section 4(c).

(bb) “Preferred Dividend Rate” means, with respect to any Preferred Dividend Period, 14.0%.

(cc) “Purchase Agreement” means the Securities Purchase Agreement by and between the Corporation and WLR SBI AcquisitionCo, LLC, dated as of July 7, 2010.

(dd) “Record Date” has the meaning set forth in Section 4(d).

(ee) “Reorganization Event” has the meaning set forth in Section 11(a).

(ff) “Series B Preferred Stock” has the meaning set forth in Section 1.

(gg) “Shareholder Approvals” means (i) the approval of the shareholders of the Corporation necessary to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 and (ii) the approval of the shareholders of

Exhibit A-4

 the Corporation necessary to approve the issuance of all shares of Common Stock as contemplated by the Purchase Agreement and the other agreements referred to therein, including conversion of the Series B Preferred Stock into Common Stock, for purposes of Rule 5635 of the NASDAQ Stock Market Rules.

(hh) “Subsequent Dividend Payment Date” has the meaning set forth in Section 4(b).

(ii) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(jj) “Violation” means a violation of the shareholder approval requirements of Rule 5635 of the NASDAQ Stock Market Rules.

Section 4. Dividends.  (a)  From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b) Commencing on the Effective Date, dividends shall accrue and shall be payable on the date that is 180 days from the Effective Date (the “First Dividend Payment Date”) and thereafter, semi-annually in arrears on January 1 and July 1 of each year (each, a “Subsequent Dividend Payment Date” and together with the First Dividend Payment Date, the “Preferred Dividend Payment Dates”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series B Preferred Stock, payable in cash at an annual rate equal to the Preferred Dividend Rate.

(c) Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Preferred Dividend Period greater or less than a full Preferred Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  Each of (1) the period from the Effective Date to but excluding the First Dividend Payment Date, (2) the period from and including the First Dividend Payment Date to but excluding the first Subsequent Dividend Payment Date, and (3) thereafter, each period from and including a Subsequent Dividend Payment Date to but excluding the following Subsequent Dividend Payment Date, is herein referred to as a “Preferred Dividend Period”.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Preferred Dividend Payment Date occurs.

Exhibit A-5

(e) Dividends on the Series B Preferred Stock are cumulative.  Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series B Preferred Stock issued on the Effective Date) or from the date in which such shares were issued (in the case of shares issued on any other date), shall compound at the Preferred Dividend Rate on each subsequent Preferred Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Preferred Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Preferred Dividend Payment Date, commencing with the First Dividend Payment Date.

(f) So long as any shares of Series B Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series B Preferred Stock for any Preferred Dividend Period have not been paid, the Corporation shall not (x) declare or pay dividends with respect to, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.  If dividends payable pursuant to Section 4 for any Preferred Dividend Payment Date are not paid in full and there are issued and outstanding shares of Parity Securities with the same Preferred Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Preferred Dividend Payment Dates, on a dividend payment date falling within a Preferred Dividend Period applicable to such Preferred Dividend Payment Date), then all dividends declared on shares of the Series B Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series B Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Preferred Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Preferred Dividend Payment Dates, on a dividend payment date falling within a Preferred Dividend Period applicable to such Preferred Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

(g) If the Mandatory Conversion Date with respect to any share of Series B Preferred Stock is prior to the Record Date with respect to the First Dividend Payment Date or the Record Date applicable to any Subsequent Dividend Payment Date, the Holder of such share of Series B Preferred Stock will not have the right to receive any dividends on the Series B Preferred Stock with respect to such Preferred Dividend Payment Date, provided that this shall not affect any

Exhibit A-6

 rights to receive any accrued but unpaid dividends on the Series B Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

Section 5. Liquidation. (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount per share of Series B Preferred Stock equal to the greater of (i) the Liquidation Preference per share of Series B Preferred Stock plus an amount equal to any accrued but unpaid dividends thereon to and including the date of such liquidation and (ii) 110% of the payment or distribution to which the Holder of one share of Series B Preferred Stock would be entitled if such share were converted into Common Stock immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities.  After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) For the purposes of this Section 5, the consolidation or merger of the Corporation with any other corporation will not be deemed to constitute a liquidation, dissolution or winding up of the Corporation, provided, however, that a Fundamental Change shall be deemed to constitute such a liquidation.

Section 6. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Amendment.

Section 7. Redemptions. (a) The Series B Preferred Stock may not be redeemed by the Corporation prior to the third anniversary of the Effective Date.  Thereafter, the Corporation, at its option, may redeem in whole at any time the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 125.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 110% of (A) the number of shares of Common Stock into which a share of Series B Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of the Shareholder Approvals) multiplied by (B) the Closing Price of Common Stock on such Trading Day; provided that in no event shall such redemption price exceed 150% of the amount determined in accordance with clause (i) above.  The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record

Exhibit A-7

 Date for a Preferred Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series B Preferred Stock will have no right to require redemption of any shares of Series B Preferred Stock.

(c) Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series B Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.  Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8. Mandatory Conversion. (a) Effective as of the close of business on the Mandatory Conversion Date, all shares of Series B Preferred Stock shall automatically

Exhibit A-8

convert into shares of Common Stock as set forth below.  The number of shares of Common Stock into which a share of Series B Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference, plus all accrued and unpaid dividends with respect to any Preferred Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Preferred Dividend Period in which the Mandatory Conversion Date occurs), by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof).  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Upon occurrence of the Mandatory Conversion Date, the Corporation shall provide notice of such conversion to the Holders (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to each Holder shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) if certificates are to be issued, the place or places where certificates for shares of Series B Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on any such shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends on such shares to the extent provided in Section 4(g) and any other payments to which the Holders are otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date.  Prior to the close of business on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of the Series B Preferred Stock or other securities issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.

(d) Shares of Series B Preferred Stock converted in accordance with this Certificate of Determination will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

Exhibit A-9

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) No later than three (3) Business Days following delivery of the Notice of Conversion with respect to the Series B Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to each Holder thereof or each such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.  The Conversion Price shall be subject to the following adjustments:

(a) (i)           Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0

OS1

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =
the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion

Exhibit A-10

Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0

OS1
                   Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a shareholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans and does not make the equivalent issuance to the Holders of Series B Preferred Stock) entitling them, for a period of up to 180 days (or any shorter period) from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y

OS0 + X

Where,

Exhibit A-11

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Corporation. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price (but giving effect to any other adjustments that may have been made with respect to the Conversion Price pursuant to the terms of this Certificate of Amendment) that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv) Self Tender Offers and Exchange Offers.  If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 × SP0

AC + (SP0 × OS1)

Where,

Exhibit A-12

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =
the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(v) Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series B Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(vi) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Effective Date issue Additional Shares of Common Stock (excluding shares issued as a stock dividend, distribution, subdivision, stock split or combination as provided in Sections 10(a)(i) or (ii) above), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (on an As-Converted Basis) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation

Exhibit A-13

 for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (on an As-Converted Basis) plus the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(vii) Determination of Consideration.  For purposes of this Subsection 10(a), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows.  Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, or if requested by the holders of 66-2/3% of the Series B Preferred Stock, by agreement of the Board of Directors and such holders, and if the Board of Directors and such holders do not agree on such fair market value, by an independent nationally-recognized investment banking firm selected by the Board of Directors and such holders pursuant to an evaluation procedure agreed upon by the Board of Directors and such holders; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(b) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date, adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.  When any adjustment is to be made in respect of a distribution of Common Stock or rights or warrants to purchase Common Stock, such adjustment shall also be made for any securities convertible, exchangeable or exercisable for shares of Common Stock.

(c) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series B Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series B Preferred Stock may then be converted.

(d) Notwithstanding anything contained herein, the Applicable Conversion Price shall not be adjusted:

Exhibit A-14

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan, sponsored by the Corporation and generally open to participation by the Corporation's securityholders, providing for the reinvestment of dividends or interest payable on the Corporation’s securities and/or the investment of additional optional amounts in shares of Common Stock;

(ii) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares, pursuant to any present or future benefit plan or program for employees, directors and/or consultants adopted or assumed by the Corporation or any of its subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Effective Date and not substantially amended thereafter;

(iv) for a change in the par value or no par value of Common Stock; or

(v) for accrued and unpaid dividends on the Series B Preferred Stock.

(e) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a), taking into account the $0.01 threshold set forth in Section 10(b) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a), taking into account the $0.01 threshold set forth in Section 10(b) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events. (a) In the event that, prior to the Mandatory Conversion Date there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; or

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock;

Exhibit A-15

(any such event specified in this Section 11(a), a “Reorganization Event”), then each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series B Preferred Stock would then be convertible (and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series B Preferred Stock shall be deemed to be authorized for issuance under the Certificate of Incorporation on such date) (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series B Preferred Stock in accordance with Section 8 shall be determined based upon the Conversion Price in effect on the date of consummation of the Reorganization Event.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within twenty (20) days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e) Notwithstanding anything to the contrary in this Section 11 or otherwise in this Certificate of Amendment, the Corporation shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement (i) entitles Holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an Affiliate of such other party as described in Section 11(a), (ii) provides that each share of Series B Preferred Stock shall be converted into the number of shares of Common Stock as provided in Section 8 or (iii) provides that (1) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series B Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.  For the avoidance of doubt, nothing

Exhibit A-16

 herein shall prohibit the Corporation from entering into or consummating a transaction constituting a Fundamental Change provided that the Series B Preferred Stock is treated as set forth in the preceding sentence.

Section 12. Voting Rights. (a)  Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the Holders of sixty-six and two-thirds percent (66-2/3%) of the shares of Series B Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by New Jersey law:

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Amendment) or the Corporation’s bylaws that would significantly and adversely affect the rights or preferences of the Series B Preferred Stock;

(ii) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Certificate of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(iii) any voluntary liquidation, dissolution or winding up of the Corporation; or

(iv) the consummation of a reclassification involving the Series B Preferred Stock or a merger or consolidation of the Corporation with another entity, or a sale of all or substantially all of the assets of the Corporation, except that the Holders will have no right to vote under this provision or under New Jersey law if in each case (x) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series B

Exhibit A-17

 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series B Preferred Stock and, notwithstanding any provision of New Jersey law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) Following the receipt of the Shareholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series B Preferred Stock, as provided in this Certificate of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all such shares of Series B Preferred Stock then outstanding.  For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all

Exhibit A-18

liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Stock Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B Preferred Stock, and, for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series B Preferred Stock shall be deemed to be authorized for issuance under the Certificate of Incorporation on such date.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series B Preferred Stock on or after the Mandatory Conversion Date.

Section 16. Tax Treatment. The Corporation covenants not to treat the Series B Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the [●] day of [●], 2010.

SUN BANCORP, INC.

By:  ____________________________
        Name:
        Title:

Exhibit A-19

EXHIBIT B:  Form of Opinion of Counsel

____________ [●], 2010

1	The Company has been duly organized and is validly existing as a corporation under the laws of the State of New Jersey.

2
All of the issued shares of capital stock of the Company, including the shares of Common Stock and Series B Preferred Stock issued pursuant to the Agreement, and the Conversion Shares, have been duly authorized and, when issued pursuant to the Agreement upon receipt of the consideration provided for therein, will be validly issued, fully paid and nonassessable.

3
It is not necessary to register the Securities issued pursuant to the Agreement under the Securities Act of 1933 in connection with the offer, sale and delivery of the shares of Securities by the Company to the Investor in accordance with the Agreement.

4
The Company has the requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.  The Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

5
The sale and issuance of the shares of Securities will not be subject to any preemptive rights, rights of first offer or similar rights of any person under (a) the certificate of incorporation of the Company as currently in effect (the "Charter"), (b) the bylaws of the Company as currently in effect (the "Bylaws"), or (c) any Company Significant Agreement between the Company, on the one hand, and any shareholder of the Company, on the other hand, it being understood that the undersigned is relying on a certification from the Company that it has been provided with true and complete copies of all Company Significant Agreements between the Company, on the one hand, and any shareholder of the Company, on the other hand.

6
The sale and issuance of the Common Stock, in accordance with the Agreement and the execution, delivery and performance by the Company of its obligations under the Agreement will not violate (a) the Charter, (b) the Bylaws, (c) applicable laws of the State of New Jersey, or (d) applicable federal laws of the United States.

7	The Business Combination Exemption Resolution was duly adopted by the Board of Directors of the Company and constitutes a valid action of the Board of Directors of the Company, binding on the Company.

Exhibit B-1

EXHIBIT C:  Form of Officer's Certificate from the Company

Officer's Certificate

_______________ [●], 2010

The undersigned, the Chief Executive Officer of Sun Bancorp, Inc., a New Jersey corporation (the "Company"), pursuant to Section 1.2(c)(1)(viii) of the Securities Purchase Agreement, dated as of July 7, 2010 (the "Agreement") between the Company and Maycomb Holdings II, LLC, Maycomb Holdings III, LLC, Siguler Guff Distressed Opportunities Fund IV, LP, and Siguler Guff Distressed Opportunities Fund IV (T), LP (collectively, the "Investors"), hereby certifies to the Investors that:

1.           The Company has performed all obligations required to be performed by it at or prior to or contemporaneously with the Closing under the Agreement.

2.           The representations and warranties of the Company set forth in Section 2.2 of the Agreement were true and correct in all respects as of the date of the Agreement and are true and correct as of the First Closing (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties were true and correct in all respects as of such date).

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

[Signature Page Follows]

Exhibit C-1
[Company Officer's Certificate]

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate solely in such respective capacity and not in an individual capacity as of this ____ day of ___________, 2010.

By: ___________________________________________
                                       Name:  Thomas X. Geisel
                                        Title:  Chief Executive Officer

Exhibit C-2

EXHIBIT D:  Investor Term Sheet

Investors Agreement - Principal Terms

This Term Sheet outlines the terms and conditions of the agreement to be executed upon the First Closing by certain shareholders of Sun Bancorp, Inc. (the “Company”) who are (1) related to or affiliated with the Brown family and signatories or whose shares are otherwise subject to the Voting Agreement entered into in connection with this Agreement (the “Brown Shareholders”), (2) affiliated with Siguler Guff & Company, LP (the “Siguler Guff Shareholders”) and (3) affiliated with WL Ross & Co. LLC (“WLR” and together with its affiliates, the “WLR Shareholders”).

Term:
Six years following the First Closing or, with respect to each of the Brown Shareholders, the Siguler Guff Shareholders and the WLR Shareholders, until such earlier time as such shareholders collectively no longer own at least 5% of the total outstanding Common Stock of the Company (after conversion of all shares of Series B Preferred Stock).

Board Representation:
Without the consent of WLR, the Brown Shareholders will not seek representation by Brown family members on the Board of Directors of the Company or the Board of Directors of the Company Bank of more than the greater of (a) four directors or (b) twenty-eight percent (28%) of each such Board of Directors.

No Voting Agreements:
The Brown Shareholders shall not subject any shares of Common Stock beneficially owned by them to any voting agreement (other than pursuant to the Voting Agreement to be executed concurrently with the SPA), voting trust, pool or similar arrangement; provided, however, that the Brown Shareholders and their Permitted Assigns (as defined in the Voting Agreement among WLR and the Brown Shareholders) shall be permitted to enter into such a voting agreement, voting trust, pool or similar arrangement amongst themselves.

Tag-Along Rights:
In the event that one or more of the Brown Shareholders intends to sell or transfer (directly or indirectly), in any one private sale or series of related private sales, to one purchaser or to multiple purchasers whose purchases would be aggregated for purposes of the Bank Holding Company Act or the Change in Bank Control Act, shares of the Company’s Capital Stock representing 2.5% or more of the Company’s outstanding Common Stock (after conversion of all shares of Series B Preferred Stock), other than as permitted below (each such sale or transfer, a “Tag-Along Sale”), such Brown Shareholder(s) shall provide the Siguler Guff Shareholders and the WLR Shareholders 20 days advance written notice of such Tag-

Exhibit D-1

Along Sale, setting forth the terms of the transaction.  The Siguler Guff Shareholders and the WLR Shareholders shall have customary tag-along rights to sell a proportionate amount of Company Capital Stock then owned by them on the same terms.  Notwithstanding the foregoing, the following sales and/or transfers by any Brown Shareholder will not be deemed a Tag-Along Sale and will not trigger tag-along rights in favor of the Siguler Guff Shareholders or the WLR Shareholders:  sales or transfers (i) to other Brown Shareholders and family members, including the spouse, children, grandchildren, parents, siblings, nieces or nephews of such Brown Shareholder; (ii) to the estate of such Brown Shareholder and from the estate of such Brown Shareholder; (iii) to any trust solely for the benefit of such Brown Shareholder and/or any family member(s); (iv) to any partnership, corporation or limited liability company which is wholly-owned and controlled by such Brown Shareholder and/or one or more of such family members; and (v) in connection with any bona fide philanthropic gift or donation; provided, that in the case of any sale, transfer or other disposition of a type described in clauses (i) through (iv), the transferee executes a written agreement in form and substance satisfactory to the Siguler Guff Shareholders and the WLR Shareholders pursuant to which the transferee agrees to be bound by the terms of the tag-along and other provisions of this agreement.

The tag-along rights shall be reciprocal, such that if either one or more of the Siguler Guff Shareholders or the WLR Shareholders intends to consummate a Tag-Along Sale, such shareholders shall be required to provide the other shareholder parties to this agreement 20 days advance written notice of such Tag-Along Sale, setting forth the terms of the transaction, and such other shareholders shall have tag-along rights on the same basis as set forth above.

For the avoidance of doubt, tag-along rights shall not apply in the case of, among other things (1) any public sale of Capital Stock that is registered under the Securities Act or that is made pursuant to Rule 144 of the Securities Act, (2) in the case of the Siguler Guff Shareholders or the WLR Shareholders, any distribution of Capital Stock made to its members or by such members to their respective limited partners, provided that each such transferee who upon such distribution would, together with its affiliates, hold 2.5% or more of the Company’s outstanding Common Stock agrees to be bound by the terms of this agreement or (3) in the case of the Siguler Guff Shareholders or the WLR Shareholders, any transfer or sale to one or more of its Affiliates, provided that each such Affiliate agrees to be bound by the terms of this agreement.

Exhibit D-2